Subscription Document for US Investors

AB Private Credit Investors Corporation

Name of Offeree:

Copy No:

Updated as of August 2017

REQUIRED DOCUMENTS:

In order to subscribe for shares of common stock, par value $0.01 of AB Private Credit Investors Corporation (the “Fund”), the undersigned (the “Investor”) must complete, execute and deliver the following:

1.	Complete or update (if necessary) your Client Profile.

2.	Complete this Subscription Document.

3.	Complete the Capital Call Funding & Disbursement Authorization Form, attached hereto as Exhibit A.

4.	Complete Form W-9, attached hereto as Exhibit B.

5.	Complete and provide the documents listed below, as applicable:

For Individuals:

a.	Complete the Personal Account Application.

For Accounts with Multiple Owners, each Owner needs to:

a.	Complete the Multiple Owners’ Application.

For Corporations or Limited Liability Companies (“LLCs”):

a.	Complete the Corporate, Limited Liability Company and Partnership Application;

b.	Provide a resolution to the effect that the subscription is authorized and certify as to the persons authorized to act on behalf of the corporation or LLC or, if you prefer, complete the sample resolution in Appendix 1; and

c.	Provide a certified copy of certificate of incorporation, certificate of formation, prospectus (if any) or other certified formation documents.

For Partnerships:

a.	Complete the Corporate, Limited Liability Company and Partnership Application; and

b.	Provide an agreement as to the persons authorized to enter into this subscription and to otherwise act on behalf of the partnership or, if you prefer, complete the sample agreement provided in Appendix 2.

For Employee Benefit Plans (ERISA):

a.	Complete the Pension and Profit Sharing Plans Application;

b.	Provide a copy of the governing plan documents; and

c.	Provide the representations contained on Appendix 3, if applicable.

For Non-ERISA Plans:

a.	Complete the Trust/Estate Application;

b.	Provide a copy of the governing plan documents; and

c.	Provide the representations contained on Appendix 3, if applicable.

For Trusts and Estates:

a.	Complete the Trust/Estate Application; and

b.	Complete a Trustee Certification Form and provide copies of the first page and the signature page(s) of your trust document.

6.	Return items 1–5 to your financial advisor (“Advisor”) as soon as possible but no later than 4 p.m. (EST) of the Business Day that is at least 10 Business Days prior to the date of closing to which the commitment will be made. Please direct all questions to your Advisor.

Capitalized terms used herein that are not defined shall have the meanings ascribed to such terms in the Confidential Private Placement Memorandum, as from time to time supplemented, updated or modified (the “Memorandum”) of the Fund. Unless the context clearly indicates otherwise, references in this Subscription Document to AB Private Credit Investors LLC (the “Adviser”), a wholly-owned subsidiary of AllianceBernstein L.P., should not be understood to include AllianceBernstein L.P.

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SECTION I: GENERAL INFORMATION

Certain information in this section may be pre-filled for your convenience based on information you provided to us.

Please review this information for accuracy before you sign this document.

1.	Please enter the Investor’s legal name, and the desired title for this account:

Enter legal name here:

Enter account title here (if different):

                                 (if joint account, please include type of joint account)

2.	Capital Commitment: _____________________________________ U.S. Dollars

3.	Please select your Distribution Election:

☐ Cash Distribution (default)                  ☐ Reinvestment

4.	Contact Information for notices and communications[1]:

		Primary	Additional[2] (if any)
General	Name
Relationship
Address	Street
City
State
Zip Code
Country
Phone & Internet	Home
Business
Fax
Mobile
E-Mail Address (required)

[1]	If the Investor elects to have notices and communications sent to any other contact in addition to the secondary contact, please attach such additional contact information to this Section I.

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5. Additional Information

	For Investors who are individuals:	Second Account Holder (joint accounts):
Residence Address (if different from above)

Date of Birth

U.S. Social Security No.

Employer

Title or Position

6.	Are you an employee of AllianceBernstein L.P. or its affiliates? ☐ Yes ☐ No

Entity Investors only: Please complete the below. Individual Investors: please proceed to Section II.

7.	Please provide the following information:

a. Registered address
(if different from above):

b. Legal form of entity:

c. Jurisdiction of organization:

d. Year of organization:

8.	Tax Information

a.	Please indicate whether the Investor is treated for United States Federal income tax purposes as (check one):

☐	grantor trust

☐	partnership

☐	S corporation

☐	none of the above

If the Investor is a partnership (including a limited liability company or other entity classified as a partnership for federal tax purposes), grantor trust or subchapter S corporation (a “flow-through entity”), was the Investor formed (or availed of principally) for the purpose of investing in the Fund or has the Investor invested substantially all of its assets in the Fund?

☐ Yes     ☐ No

b.	U.S. Social Security or Tax Identification Number.

c.	If the Investor’s taxable year, for purposes of reporting income tax or filing tax returns ends on a date other than December 31, please indicate the date below:

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d.	Is the Investor either (i) exempt from payment of U.S. federal income taxes or (ii) an entity substantially all of the ownership interests of which are held by persons that are exempt from payments of U.S. federal income taxes?

☐ Yes     ☐ No

e.	If the Investor answered “yes” to the question immediately above, please identify the Section of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), pursuant to which the Investor is exempt from U.S. federal income taxation:

9.	Form PF Investor Type, please check the one item that best describes the investor. If the investor is acting as a trustee, agent, representative or nominee for a Beneficial Owner as defined in Section V below, please check the one item that best describes the Beneficial Owner.

Please check one:

☐	United States resident individual(s) including trust, fund, LLC, partnership, etc. created for the investment of an individual’s/family’s personal wealth*

☐	Broker-dealer

☐	Insurance company

☐	Investment company registered with the U.S. Securities and Exchange Commission

☐	Private fund**

☐	Please check if you are a fund of funds

☐	Non-profit

☐	Pension plan (other than a governmental pension plan)

☐	Banking or thrift institution (proprietary)

☐	State or municipal government entity*** (other than a governmental pension plan)

☐	State or municipal governmental pension plan

☐	Other (please specify): _____________________________________________

10. Tell us about your status as a Benefit Plan Investor:

a.	The Investor _______ (is) _______(is not) (please initial one) a Benefit Plan Investor. For these purposes, a “Benefit Plan Investor”, as defined under Section 3(42) of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and any regulations promulgated thereunder, includes (i) an “employee benefit plan” that is subject to the provisions of Title I of ERISA; (ii) a “plan” that is not subject to the provisions of Title I of ERISA, but that is subject to the prohibited transaction provisions of Section 4975 of the U.S. Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), such as certain retirement plans for self-employed individuals and Individual K plans; and (iii) a pooled investment fund whose assets are treated as “plan assets” under Section 3(42) of ERISA and any regulations promulgated thereunder because “employee benefit plans” or “plans” hold 25% or more of any class of equity interest in such pooled investment fund.

b.	If the Investor named on the signature page below is a pooled investment fund, the Investor hereby certifies to either (i) or (ii) below: (please initial one)

			(i)	If the Investor is a corporation, partnership, limited liability company, trust or other entity, less than 25% of the value of each class of equity interests in the Investor (excluding from the computation interests held by any individual or entity (other than a Benefit Plan Investor) with discretionary authority or control over the assets of the Investor and of any individual or entity who provides investment advice for a fee (direct or indirect) with respect to the assets of the Investor or any affiliate of such person or entity) is held by Benefit Plan Investors as defined below.
Initial	Initial	Initial
(If multiple authorized signatories, all such signatories must Initial)

*	For purposes of Form PF, the term “United States person” has the meaning provided in Rule 203(m)-1 under the U.S. Investment Advisers Act of 1940, as amended (the “Advisers Act”), which includes any natural person that is resident in the United States.
**	For purposes of Form PF, the term “private fund” means any issuer that would be an investment company as defined in Section 3 of the U.S. Investment Company Act of 1940, as amended (the “Company Act”) but for Section 3(c)(1) or 3(c)(7) of the Company Act.
***	For purposes of Form PF, the term “government entity” means any U.S. state (including any U.S. state, the District of Columbia, Puerto Rico, the U.S. Virgin Islands or any other possession of the United States) or political subdivision of a state, including:
(i)	any agency, authority or instrumentality of the state or political subdivision;
(ii)	a plan or pool of assets controlled by the state or political subdivision or any agency, authority or instrumentality thereof; and
(iii)	any officer, agent, or employee of the state or political subdivision or any agency, authority or instrumentality thereof, acting in their official capacity.

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(ii)

Twenty-five percent or more of the value of any class of equity interests in the Investor (excluding from this computation interests held by any individual or entity (other than a Benefit Plan Investor) having discretionary authority or control over the assets of the Investor and of any individual or entity who provides investment advice for a fee (direct or indirect) with respect to the assets of the Investor or any affiliate of such individuals or entities) is held by Benefit Plan Investors; and

____% of the equity interest in the Investor is held by Benefit Plan Investors.

Initial	Initial	Initial
(If multiple authorized signatories, all such signatories must Initial

c.	If the Investor is the general account of an insurance company (or as wholly owned subsidiary of such a general account), the Investor hereby certifies to either (i) or (ii) below: (please initial one)

			(i)	The Investor is an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Partnership but none of the underlying assets of the Investor’s general account constitutes “plan assets” within the meaning of Section 401(c) of ERISA.
Initial	Initial	Initial
(If multiple authorized signatories, all such signatories must Initial)

(ii)

The Investor is an insurance company investing the assets of its general account (or the assets of a wholly owned subsidiary of its general account) in the Partnership and a portion of the underlying assets of the Investor’s general account constitutes “plan assets” within the meaning of Section 401(c) of ERISA; and

____% of its general account assets constitute “plan assets” within the meaning of Section 401(c) of ERISA.

Initial	Initial	Initial
(If multiple authorized signatories, all such signatories must Initial

11.	Registered Fund

a.	The Investor _______ (is) _______(is not) (please initial one) registered as an investment company under the Company Act (a “Registered Fund”).[2]

b.	The Investor _______ (is) _______(is not) (please initial one) an affiliated person[3] of a Registered Fund. If the Investor is an affiliated person of a Registered Fund, please provide the name of the Registered Fund: ____________________________.[4]

[2]	If the Investor is a Registered Fund, the Investor should speak with its Advisor before completing this Subscription Document.
[3]	For purposes of this item, the term “affiliated person” of another person means:
(i)	any person directly or indirectly owning, controlling, or holding with power to vote, 5% or more of the outstanding voting securities of such other person;
(ii)	any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person;
(iii)	any person directly or indirectly controlling, controlled by, or under common control with, such other person;
(iv)	any officer, director, partner, copartner, or employee of such other person;
(v)	if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and
(vi)	if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.
For this purpose, “control” means the power to exercise a controlling influence over the management or policies of a company, whether by stock ownership, contract or otherwise, unless such power is solely the result of an official position with such company. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25% of the voting securities of a company is presumed to control the company. Entities that may be deemed to be under “common control” are those that (a) are directly or indirectly controlled by the same person or (b) have substantially the same officers and directors or managers or the same investment adviser.
[4]	If the Investor is an affiliated person of a Registered Fund, the Investor should speak with its Advisor before completing this Subscription Document.

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SECTION II: ELIGIBILITY REQUIREMENTS

The Investor must certify that he/she is an “accredited investor” based on one of the categories listed below.

FOR NATURAL PERSONS:

Please initial any of the following statements that apply to the Investor.

1.	Are you an “accredited investor”?

Initial all appropriate spaces indicating the basis upon which the Investor qualifies as an “accredited investor” under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”):

The Investor hereby certifies that he/she is an “accredited investor” because he/she has an individual net worth,[5] or joint net worth with his or her spouse, in excess of $1,000,000.
Initial	Initial	Initial
(If multiple owners, all such owners must Initial)

The Investor hereby certifies that he/she is an “accredited investor” because he/she had individual income (exclusive of any income attributable to his or her spouse) of more than $200,000 in each of the past two years, or joint income with his or her spouse of more than $300,000 in each of those years, and reasonably expects to reach the same income level in the current year.[6]
Initial	Initial	Initial
(If multiple owners, all such owners must Initial)

FOR A TRUST:

If the Investor is a trust, initial any of the following statements that apply to the Investor and then proceed to Section III.

1. Are you an “accredited investor”?

Initial all appropriate spaces indicating the basis upon which the Investor qualifies as an “accredited investor” under Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”):

The Investor hereby certifies that it is an “accredited investor” because it is a trust with total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the securities offered, and its purchase is directed by a sophisticated person. As used in the foregoing sentence, a “sophisticated person” is one who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risk of the prospective investment.
Initial	Initial	Initial
(If multiple authorized signatories, all such signatories must Initial)

[5]	For purposes of this Subscription Document, the term “net worth” means the excess of total assets at fair market value, including home furnishings and automobiles, over total liabilities; provided that, (i) the Investor’s primary residence shall not be included as an asset, (ii) indebtedness that is secured by the Investor’s primary residence, up to the estimated fair market value of the primary residence at the time of the sale of the Shares, shall not be included as a liability (except that if the amount of such indebtedness outstanding at the time of sale of the Shares exceeds the amount outstanding 60 days before such time, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability), and (iii) indebtedness that is secured by the Investor’s primary residence in excess of the estimated fair market value of the primary residence at the time of the sale of the Shares shall be included as a liability
[6]	For purposes of this Subscription Document, the term “individual income” means adjusted gross income, as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any tax-exempt interest income under Section 103 of the Internal Revenue Code, received; (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) any deduction claimed for depletion under Section 611 et seq. of the Internal Revenue Code; (iv) amounts contributed to an Individual Retirement Account (as defined in the Internal Revenue Code) or Keogh retirement plan; (v) alimony paid; and (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Internal Revenue Code.

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The Investor hereby certifies that it is an “accredited investor” because it is a revocable trust that may be amended or revoked at any time by the grantors thereof and all of the grantors are “accredited investors.”[7] The names of the grantors are: _____________________________.
Initial	Initial	Initial
(If multiple authorized signatories, all such signatories must Initial)

FOR AN ENTITY (OTHER THAN A TRUST):

If the Investor is a corporation, retirement plan, endowment, foundation, partnership and other legal entity (other than a trust), initial any of the following statements that apply to the Investor and then proceed to Section III.

1.	Are you an “accredited investor”?

Initial all appropriate spaces indicating the basis upon which the Investor qualifies as an “accredited investor” under Regulation D of the Securities Act:

The Investor hereby certifies that it is an “accredited investor” because it has total assets in excess of $5,000,000, was not formed for the specific purpose of acquiring the Shares and is not a self-directed plan (e.g., a tax-qualified defined contribution plan in which a participant may exercise control over the investment of assets credited to his or her account). Self-directed plans should consult with the Adviser regarding their eligibility.
Initial	Initial	Initial
((If multiple authorized signatories, all such signatories must Initial)

All of the Investor’s equity owners are “accredited investors.”[8]
Initial	Initial	Initial
(If multiple authorized signatories, all such signatories must Initial)

[7]	A grantor who is an individual may be an “accredited investor” if (1) he/she has an individual net worth, or he/she and spouse have a combined net worth, in excess of $1,000,000 (but excluding the value of the primary residence of the Investor); or (2) he/she had individual income of more than $200,000 in each of the past two years, or joint income with his/her spouse of more than $300,000 in each of those years, and the investor reasonably expects to reach the same income level in the current year.
[8]	An individual equity owner may be an “accredited investor” if (1) he/she has an individual net worth, or he/she and spouse have a combined net worth, in excess of $1,000,000 (but excluding the value of the primary residence of the Investor); or (2) he/she had individual income of more than $200,000 in each of the past two years, or joint income with his/her spouse of more than $300,000 in each of those years, and the investor reasonably expects to reach the same income level in the current year.

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SECTION III: CFTC REGISTRATION AND NFA MEMBERSHIP

FOR ENTITY INVESTORS ONLY

In order to ensure compliance with applicable requirements of the National Futures Association (“NFA”), each Investor that is an entity must complete and execute this certificate. The Investor must initial those statements below which apply to it and, if the Investor is a corporation, partnership, trust or other entity acting as nominee for another person, which apply to such person for which the entity is acting as nominee.

The undersigned Investor hereby represents and warrants that:

(Please complete the appropriate section below (A), (B) or (C))

(A)	CFTC/NFA Registered: The Investor (or, if the Investor is a commodity pool, the operator thereof) is a member of the NFA, is registered with the Commodity Futures Trading Commission (the “CFTC”) in the following capacity(ies) and is not required to be registered with the CFTC in any other capacity:

(Please initial as appropriate)

____ 1)	commodity pool operator;

____ 2)	commodity trading advisor; and/or

____ 3)	other (e.g., a futures commission merchant) (please specify):

(B)	CFTC/NFA Exempt: The Investor (or, if the Investor is a commodity pool, the operator thereof) is not required to be a member of the NFA or to be registered with the CFTC in any capacity because it has filed exemptions under Rule:

(Please initial as appropriate)

____ 1)	4.5 (please see section (C) below for employee benefit plans excluded under 4.5(a)(4))

____ 2)	4.13(a)(3)

____ 3)	Other (e.g., No Action relief filed for Fund of Funds) (please specify):

(C)	OTHER: The Investor (or, if the Investor is a pool/fund, the operator thereof) is not required to be a member of the NFA or to be registered with the CFTC in any capacity because it:

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(Please initial as appropriate)

____ 1)	is an entity (e.g. a trust, foundation, fund, LLC, partnership) (a) funded by one individual’s/family’s personal wealth; (b) created for tax/estate planning, asset protection or some other purpose unrelated to the investment in commodity interests; (c) that does not provide professional services.

____ 2)	is a “family office[9]”, relies upon CFTC No-Action Letter 12-37, and has submitted a claim for no-action relief to the CFTC.

____ 3)	is a “family office” pursuant to CFTC interpretive guidance (other than CFTC No-Action Letter 12-37) and is not a commodity pool.[10] (please specify):

____ 4)	relies upon an exclusion under CFTC Rule 4.5 and is not required to file a notice claiming this exclusion with the NFA. (For example, certain pension plans may rely upon this exclusion.)

____ 5)	is a charitable foundation and its operator is not required to register as a commodity pool operator.[11]

____ 6)	is exempt from registering with the CFTC under CFTC Rule 3.10(c)(3) because each of the Investor, its operator and each direct and indirect beneficial owner of the Investor is a person located outside the United States.

____ 7)	is otherwise not required to be registered with the CFTC. (please specify):

[9]	A “Family Office” is a company that (1) has no clients other than family clients; (2) is wholly owned by family clients and is majority controlled (directly or indirectly) by one or more family members and/or family entities; and (3) does not hold itself out to the public as an investment adviser. To claim this exemption, a family office would need to submit a letter to the CFTC claiming the exemption.
[10]	The CFTC has provided guidance that it does not require registration of the operators of charitable foundations where the donors do not share in the profits and losses, and no one individual or entity is entitled to repeated contributions.
[11]	Other family offices which cannot rely on CFTC No-Action Letter 12-37 could instead rely on a series of letters regarding family offices, each letter presenting a different set of facts.

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SECTION IV: DISCLOSURES, REPRESENTATIONS AND WARRANTIES

The offer and sale of shares of common stock, par value $0.01 in the Fund (the “Shares”) to the undersigned (the “Investor”) and other investors is not being registered under the Securities Act, but rather is being made privately by the Fund pursuant to the private placement exemption from registration provided in Section 4(a)(2) of the Securities Act and Rule 506(d) of Regulation D (“Regulation D”) promulgated thereunder by the Securities and Exchange Commission (the “SEC”) as provided in the Memorandum relating to the Fund’s private offering of Shares (the “Private Offering”).

The information requested in this subscription document and any other documents required by this subscription document (together, this “Subscription Document”) is needed to ensure compliance with the appropriate regulations and to determine (1) whether an investment in the Fund by the Investor is suitable in light of the Investor’s financial position and (2) whether the Investor qualifies as an “accredited investor” as defined in Regulation D.

The Investor understands and agrees that, although the Fund, the Adviser, State Street Bank and Trust Company, our administrator (the “Administrator”) and their respective affiliates will use their reasonable efforts to keep the information provided in the answers to this Subscription Document strictly confidential, any of the Fund, the Adviser, the Administrator and their respective affiliates may present this Subscription Document and the information provided in answers to it to such parties (e.g., affiliates, attorneys, auditors, administrators, brokers, regulators and counterparties) as they deem necessary or advisable to facilitate the acceptance of the Investor’s Capital Commitments (as defined below) and capital contributions, and management of the Fund, including, but not limited to, in connection with anti-money laundering and similar laws, if called upon to establish the availability under any applicable law of an exemption from registration of the Shares, the compliance with applicable law and any relevant exemptions thereto by the Fund, the Adviser, the Administrator or their respective affiliates, or if the contents thereof are relevant to any issue in any action, suit, or proceeding to which the Fund, the Adviser, the Administrator or their respective affiliates are a party or by which they are or may be bound or if the information is required to facilitate the Fund’s investments. The Fund may also release information about the Investor if directed to do so by the Investor, if compelled to do so by law or in connection with any government or self-regulatory organization request or investigation, or if the Adviser, in its sole discretion, deems it necessary or advisable to reduce or eliminate withholding or other taxes on the Fund, the Investor or the Adviser.

The Investor realizes that this Subscription Document does not constitute an offer by the Fund to sell the Shares but is merely a request for information.

The Investor hereby agrees as follows:

1.	SUBSCRIPTION FOR SHARES

A.

The Investor irrevocably subscribes for and agrees to purchase Shares of the Fund on the terms and conditions subscribed herein, in the Memorandum, in the Fund’s Amended and Restated Charter, dated as of August 7, 2017 (the “Charter”), in the Fund’s Bylaws, dated as of June 28, 2016 (the “Bylaws”) and in the Investment Advisory Agreement between the Fund and the Adviser, dated as of July 27, 2017 (the “Investment Advisory Agreement” and together with the Memorandum, the Charter and the Bylaws, the “Operative Documents”). The Fund expects to enter into separate Subscription Documents (the “Other Subscription Documents”) with other investors (the “Other Investors,” and together with the Investor, the “Investors”), providing for the sale of Shares to the Other Investors. This Subscription Document and the Other Subscription Documents are separate agreements, and the sales of Shares to the undersigned and the Other Investors are to be separate sales. The Investor has received the Operative Documents, as each may be amended and/or restated through the initial date on which Capital Commitments (as defined below) are first accepted by or on behalf of the Fund from such Investor, and has read and understands the risks of, and other considerations relating to, a purchase of Shares and the Fund’s investment objectives, policies and strategies, including, but not limited to, the information contained in the Memorandum. The Investor has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the prospective investment in the Shares. The Investor agrees to purchase Shares and agrees to contribute to the capital of the Fund the amount of its capital commitment set forth in Section 1 hereof (the “Capital Commitment”) payable at such times and in such amounts as required by the Fund, under the terms and subject to the conditions set forth in Section V of this Subscription Agreement. The minimum Capital Commitment is $50,000, provided that the Fund reserves the right to accept Capital Commitments in lesser amounts in its sole discretion. The Investor may invest in the Fund through one or more accounts, as long as the aggregate Capital Commitment on a Closing date

AB Private Credit Investors Corporation | Subscription Documents	11

meets the minimum requirement. The Investor agrees to, and understands, the terms and conditions upon which the Shares are being offered, including, without limitation, the risk factors referred to in the Memorandum. The Investor hereby agrees that by its execution of this Subscription Document and upon its acceptance by the Fund, it shall be bound by the terms hereof and of the Operative Documents.

B.	The Investor understands and agrees that the Fund reserves the right to reject this Capital Commitment for Shares for any reason or no reason, in whole or in part, and at any time prior to acceptance thereof. In the event of a rejection of this Capital Commitment, this Subscription Document shall have no force or effect.

C.	Investors will be required to make capital contributions to purchase Shares each time the Fund delivers a Capital Call Notice, as defined below. The Fund expects to accept additional capital commitments through Subsequent Closings from new investors as well as existing investors that wish to increase their Capital Commitment and investment in the Fund.

2.	TRUSTEE, AGENT, REPRESENTATIVE, NOMINEE

If the signatory of the Investor is signing this Subscription Document as trustee, agent, representative or nominee, or in any fiduciary capacity (in any such capacity, the “Signatory”) on behalf of the Investor, such Signatory represents that it has all requisite power and authority from the Investor, and has been duly authorized, to execute this Subscription Document on behalf of the Investor and to make all of the representations and warranties contained herein on behalf of the Investor.

3.	REPRESENTATIONS AND COVENANTS OF THE INVESTOR

A.	The Investor covenants that it will not sell or otherwise transfer the Shares without registration under the Securities Act or an exemption therefrom, and fully understands and agrees that it must bear the economic risk of its investment for an indefinite period of time (subject to limited liquidity options provided in the Memorandum and Section V of this Subscription Document, because, among other reasons, the Shares have not been registered under the Securities Act or under the securities laws of certain states and, therefore, cannot be resold, pledged, assigned or otherwise disposed of unless registered under the Securities Act and under applicable securities laws of such states or an exemption from such registration is available). The Investor understands that the Fund is under no obligation to register the Shares on its behalf or to assist it in complying with any exemption from such registration under the Securities Act. Furthermore, the Shares can only be transferred with the prior consent of the Fund, which may be withheld in the Fund’s sole discretion, and such consent may be preconditioned upon the funding by the Investor of one or more Capital Calls to the extent required pursuant to the terms of any Commitment Facility.

The Investor further understands that the Fund has elected to be regulated as a business development company (a “BDC”) under the Investment Company Act of 1940, as amended (the “Company Act”).

B.	The Investor represents that it has received and read a copy of the Memorandum outlining, among other things, the organization, investment objectives and policies of, and the risks and expenses of an investment in, the Fund. The Investor acknowledges that (i) the Bernstein Global Wealth Management Policies and Procedures Manual and (ii) Part 2 of Form ADV of the Adviser have been made available to it on or before the date of this Subscription Document set forth below. Each Investor acknowledges that it made an independent decision to invest in the Fund and that, in making its decision to subscribe for Shares, the Investor relied solely upon the Operative Documents and independent investigations made by the Investor. The Investor represents that it is not relying on the Fund or the Adviser, or any other person or entity with respect to the legal, tax and other economic considerations involved in this investment other than the Investor’s own advisors, and the Investor understands the investment objectives and policies of, and the investment strategies that may be pursued by, the Fund. The Investor’s investment in the Shares is consistent with the investment purposes and objectives and cash flow requirements of the Investor and will not adversely affect the Investor’s overall need for diversification and liquidity.

C.

The Investor acknowledges that it is not subscribing pursuant hereto for Shares as a result of or pursuant to: (i) any advertisement, article, notice or other communications published in any newspaper, magazine or similar media (including any internet site whose information about the Fund is not password protected) or broadcast over television or radio; or (ii) any seminar or meeting whose attendees, including the Investor, had been invited as a result of, or pursuant to, any of the foregoing.

AB Private Credit Investors Corporation | Subscription Documents	12

D.	The Investor represents that it has been provided an opportunity to obtain any additional information concerning the Private Offering and the Fund and all other information to the extent that the Fund possesses such information or can acquire it without unreasonable effort or expense and has been given the opportunity to ask questions of and receive answers from the Fund concerning the terms and conditions of the Private Offering and other matters pertaining to this investment.

E.	The Investor acknowledges that it may receive or have access to confidential proprietary information concerning the Fund, including, without limitation, portfolio positions, valuations, information regarding potential investments, financial information, trade secrets and the like (collectively, “Confidential Information”), which is proprietary in nature and non-public. The Investor agrees that it shall not disclose or cause to be disclosed any Confidential Information to any person or use any Confidential Information for its own purposes or its own account, except in connection with its investment in the Fund (and in connection therewith, may only disclose the Confidential Information to officers, employees, agents, affiliates or advisors of the Investor that (i) have a need to know such Confidential Information solely for purposes of assisting the Investor in evaluating its investment in the Fund and (ii) are obligated to keep such information confidential) and except as otherwise required by any regulatory authority, law or regulation, or by legal process. Furthermore, the Investor has not and shall not reproduce, duplicate or deliver the Operative Documents to any other person, except professional advisers to the Investor or as authorized by the Fund. Prior to making any disclosure required by any regulatory authority, law or regulation, or by legal process, the Investor shall use its reasonable best efforts to notify the Fund and the Adviser of such disclosure. Prior to any disclosure to any authorized representative of the Investor, the Investor must advise such authorized representative of the obligations set forth in this Paragraph 3E. The Investor agrees that each of the Fund and the Adviser has the right to keep confidential from the Investor, for such period of time as the Fund or the Adviser deems reasonable, any Confidential Information not otherwise required to be disclosed under applicable law. Notwithstanding anything to the contrary herein, the Investor (and each employee, representative or other agent of the Investor) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of: (i) the Fund; and (ii) any of its transactions, and all materials of any kind (including, without limitation, opinions or other tax analyses) that are provided to the Investor relating to such tax treatment and tax structure, it being understood that “tax treatment” and “tax structure” do not include the name or the identifying information of (i) the Fund or (ii) the parties to a transaction. The Fund reserves the right to request further identifying and/or source of funds information to comply with applicable laws.

F.	The Investor represents that it has such knowledge and experience in financial and business matters that the Investor is capable of evaluating the merits and risks of the Investor’s investment in the Shares and is able to bear such risks and has obtained, in the Investor’s judgment, sufficient information from the Fund or its authorized representatives to evaluate the merits and risks of such investment. The Investor has evaluated the risks of investing in the Shares and has determined that the Shares are a suitable investment for the Investor. The Investor has not utilized any other person as a purchaser representative in connection with evaluating such merits and risks.

G.	The Investor represents that it is aware of the limited provisions for transferability and potential liquidity options of the Fund and has read the sections of the Memorandum entitled “Summary of Terms – Commitment Period; Lock-up” and ““Summary of Terms – Investor Liquidation Optionality.” The Investor represents that it has no need for liquidity in this investment, can afford a complete loss of the investment in the Shares and can afford to hold the investment in the Shares for an indefinite period of time. The Investor represents that it is acquiring the Shares subscribed for herein for its own account, for investment purposes only and not with a view to distribute or resell such Shares in whole or in part.

H.

The Investor represents that it has all requisite power, authority and capacity to acquire and hold the Shares and to execute, deliver and comply with the terms of each of the instruments required to be executed and delivered by the Investor in connection with the Investor’s Capital Commitment, including this Subscription Document, and such execution, delivery and compliance does not conflict with, or constitute a default under, any instruments governing the Investor, or violate any law, regulation or order, or any agreement to which the Investor is a party or by which the Investor may be bound. If the Investor is an entity, the person

AB Private Credit Investors Corporation | Subscription Documents	13

executing and delivering each of such instruments on behalf of the Investor has all requisite power, authority and capacity, and has been duly authorized, to execute and deliver such instruments, and, upon request by the Fund, the Adviser or the Administrator, will furnish to the Fund true and correct copies of any instruments governing the Investor, including all amendments to any such instruments and all authorizations. This Subscription Document constitutes a legal, valid and binding obligation of the Investor, enforceable in accordance with its terms.

I.	The Investor represents that all information that it has provided to the Fund, the Adviser or the Administrator concerning the Investor, the Investor’s status, financial position and knowledge and experience of financial, tax and business matters, or, in the case of an investor that is an entity, the knowledge and experience of financial, tax and business matters of the person making the investment decision on behalf of such entity, is correct and complete as of the date set forth herein.

J.	The Investor understands that the Adviser may engage custodians and prime brokers to provide brokerage and custody services, as applicable, relating to the assets of the Fund. The Adviser may permit such parties to effect cross transactions for the accounts of the Fund. In addition, the Adviser may open “average price” accounts with certain brokers. In an “average price” account, purchase and sale orders placed during a trading day on behalf of the Fund and other clients of the Adviser are combined, and securities bought and sold pursuant to such orders are allocated among such accounts on an average price basis.

K.	The Investor understands that the Fund has elected to be regulated as a BDC under the Company Act and intends to elect to be regulated investment company within the meaning of Section 851 of the Internal Revenue Code, for U.S. federal income tax purposes; pursuant to those elections, the Investor will be required to furnish certain information to the Fund as required under Treasury Regulations § 1.852-6(a) and other regulations. If the Investor is unable or refuses to provide such information directly to the Fund, the Investor understands that it will be required to include additional information on its income tax return as provided in Treasury Regulation § 1.852-7. The Fund has filed a registration statement on Form 10 (the “Form 10”) with the SEC under the Securities Exchange Act of 1934, as amended (the “1934 Act”). The Form 10 is not the offering document pursuant to which the Fund is conducting the Private Offering and may not include all information regarding the Fund contained in the Memorandum or other Operative Documents; accordingly, the Investor should rely exclusively on information contained in the Operative Documents in making its investment decisions.

L.	The Investor understands that investment in the Fund is generally open to institutions including pension and other employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and / or the Code. The Fund may require certain representations or assurances from “Benefit Plan Investors” as defined in Section 3(42) of ERISA) to determine compliance with such provisions. Prior to the completion of a Qualified IPO (if any), if Benefit Plan Investors own 25% or more of the Interests, the Adviser will use reasonable best efforts to operate the Fund so that it should qualify as a “venture capital operating company” (“VCOC”) for purposes of ERISA so that the assets of the Fund should not be treated as “plan assets” for purposes of ERISA. For example, the Fund may preclude or limit a Benefit Plan Investor’s purchase and prohibit certain transfers of investments so as to avoid the Fund holding “plan assets”. Investors subject to ERISA and / or the Code should carefully review the matters discussed in this Memorandum. Furthermore, the Investor acknowledges that in order to avoid the possibility that the underlying assets of the Fund could be treated as “plan assets”, the Fund, at the direction of the Board or any duly-authorized committee of the Board, may (1) require any Investor proposing to acquire Shares to furnish such information as may be necessary to determine whether such person is a Benefit Plan Investor, (2) restrict or prohibit transfers of Shares to any Investor, and (3) redeem any outstanding Shares for such price and on such other terms and conditions as may be determined by or at the direction of the Board.

M.	If the Investor is a “plan” as defined in Section 3(3) of ERISA that is subject to the provisions of Title I of ERISA, and/or a “plan” that is subject to the prohibited transaction provisions of Section 4975 of the Internal Revenue Code, or an entity whose assets are treated as “plan assets” under Section 3(42) of ERISA and any regulations promulgated thereunder (a “Plan”), the person executing this Subscription Document on behalf of the Plan (the “Fiduciary”) represents and warrants to the Fund that:

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a.	such person is a “fiduciary” of such Plan and trust and/or custodial account within the meaning of Section 3(21) of ERISA, and/or Section 4975(e)(3) of the Internal Revenue Code and such person is authorized to execute this Subscription Document;

b.	unless otherwise indicated in writing to the Fund, the Plan is not a participant-directed defined contribution plan;

c.	the Fiduciary has considered a number of factors with respect to the Plan’s investment in the Shares and has determined that, in view of such considerations, the purchase of Shares is consistent with the Fiduciary’s responsibilities under ERISA. Such factors include, but are not limited to:

i.	the role such investment or investment course of action plays in that portion of the Plan’s portfolio that the Fiduciary manages;

ii.	whether the investment or investment course of action is reasonably designed as part of that portion of the portfolio managed by the Fiduciary to further the purposes of the Plan, taking into account both the risk of loss and the opportunity for gain that could result therefrom;

iii.	the composition of that portion of the portfolio that the Fiduciary manages with regard to diversification;

iv.	the liquidity and current rate of return of that portion of the portfolio managed by the Fiduciary relative to the anticipated cash flow requirements of the Plan;

v.	the projected return of that portion of the portfolio managed by the Fiduciary relative to the funding objectives of the Plan; and

vi.	the risks associated with an investment in the Fund and the fact that the Investor has only limited withdrawal rights.
d.	the investment in the Fund has been duly authorized under, and conforms in all respects to, the documents governing the Plan and the Fiduciary;

e.	the Fiduciary is:

i.	responsible for the decision to invest in the Fund;

ii.	independent of the Adviser; and

iii.	qualified to make such investment decision.

f.	none of the Adviser, any of its employees or affiliates:

i.	manages any part of the Investor’s investment portfolio on a discretionary basis;

ii.	regularly gives investment advice with respect to the assets of the Investor;

iii.	has an agreement or understanding, written or unwritten, with the Investor under which the latter receives information, recommendations or advice concerning investments which are used as a primary basis for the Investor’s investment decisions; or

iv.	has an agreement or understanding, written or unwritten, with the Investor under which the latter receives individualized investment advice concerning the Investor’s assets.

g.	The Fiduciary agrees, at the request of the Fund, to furnish the Fund with such information as the Fund may reasonably require to establish that the purchase of the Shares by an ERISA Plan and the transactions to be entered into by the Fund do not violate any provision of ERISA or the Internal Revenue Code, including, without limitation, those provisions relating to “prohibited transactions” by “parties in interest” or “disqualified persons” as defined therein.

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h.	The Fiduciary agrees to notify the Fund promptly in writing should the Fiduciary become aware of any change in the information set forth in or required to be provided by this Section IV(3)(M).

N.	If the Investor is unable to make any of the foregoing representations in subsection (M) above, this Capital Commitment will be rejected unless all of the representations and warranties in this subsection (N) are true and correct:

a.	though the Adviser may have provided such person with a copy of the Memorandum, such person, who is independent of the Adviser, has studied the Memorandum and has made an independent decision to purchase Shares solely on the basis of such Memorandum; and

b.	the Investor represents and warrants that neither the Adviser nor any of its employees or affiliates: (a) has exercised any investment discretion or control with respect to the Investor’s purchase of the Shares; or (b) is the employer maintaining or contributing to such Plan.

O.	If applicable, the Investor has identified its status as a Benefit Plan Investor to the Fund on page 7. If the Investor has identified to the Fund on page 7 that it is not currently a Benefit Plan Investor, but becomes a Benefit Plan Investor, the Investor shall forthwith disclose to the Adviser promptly in writing such fact and also the percentage of the Investor’s equity interests held by Benefit Plan Investors. The Investor agrees to notify the Adviser promptly in writing if there is any change in the percentage of the Investor’s assets that are treated as “plan assets” for the purpose of Section 3(42) of ERISA and any regulations promulgated thereunder as set forth in Section I of this Subscription Document.

P.	The Investor acknowledges, understands and agrees that the Adviser has authority to allocate transaction costs to obtain research and brokerage services. By signing this Subscription Document, the Investor expressly consents to any arrangement pursuant to which the Fund obtains such products and services.

Q.	The Investor agrees and is aware that:

a.	the Shares have not been approved or disapproved by any securities regulatory authority in any jurisdiction including without limitation any securities regulatory authority of any State of the United States or by the SEC, nor has any such authority or commission passed on the accuracy or adequacy of the Memorandum;
b.	there are substantial risks of loss of investment (including the risk of loss of the entire amount invested) incidental to the purchase of the Shares, including those summarized in the Memorandum;

c.	the Adviser and each of its affiliates may provide similar services to investment companies, investment funds, BDCs and managed accounts in which the Investor will have no interest and there are other potential conflicts of interest as described in the Memorandum; and

d.	the representations, warranties, covenants, undertakings and acknowledgments made by the Investor in this Subscription Document will be relied upon by the Fund, the Adviser, the Administrator and their respective affiliates in determining the Investor’s suitability as a purchaser of Shares and the Fund’s compliance with federal and state securities laws and shall survive the Investor’s admission as an Investor.

R.	The Investor understands that the value of the Shares owned by an Investor and the depictions of the performance of the Fund may be based on unaudited valuations of the Fund’s investments and that valuations provided in an Investor’s account statement may be an unaudited value.

S.	The Investor acknowledges, or, if the Investor is acting as agent or nominee for a subscriber (a “Beneficial Owner”), the Investor has advised the Beneficial Owner, that the Fund may enter into agreements with placement agents providing for a payment from the Adviser of a one-time or ongoing fee based upon the amount of the subscription of an investor introduced to the Fund by the agent.

T.	If the Investor will enter into a swap, structured note or other derivative instrument, the return from which is based in whole or in part on the return of the Fund (the “Swap”), with a third party (a “Third Party”), the Investor understands and acknowledges that the representations, warranties and agreements made herein, are made by the Investor with respect to the Third Party. The Investor further represents and warrants that with respect to a Third Party entering into a Swap:

a.

the Third Party is authorized under its constitutional documents (e.g., certificate of incorporation, by-laws, partnership agreement or trust agreement) and applicable law (including U.S. and non-U.S. anti-money laundering laws and regulations) to enter into the Swap and would also be so authorized to invest directly into the Fund;

AB Private Credit Investors Corporation | Subscription Documents	16

b.	the Third Party has received and reviewed a copy of the Operative Documents;

c.	the Third Party acknowledges that the Fund and its affiliates are not responsible for the legality, suitability or tax consequences of the Swap and that the Investor is not an agent of the Fund; and

d.	the Third Party is an “eligible contract participant” as defined under the Commodity Exchange Act, as amended and an “accredited investor” under Regulation D promulgated under the Securities Act.

e.	The Investor agrees to indemnify the Fund, the Adviser, each of their respective affiliates and each other person, if any, who controls, is controlled by, or is under common control with any of the foregoing within the meaning of Section 15 of the Securities Act for any and all costs, fees and expenses (including legal fees and disbursements) in connection with any damages resulting from the Investor’s or the Third Party’s misrepresentation or misstatement contained herein or any other document required to be executed and delivered by the Investor in connection with this Capital Commitment (“Required Documents”), or the assertion of the Investor’s lack of proper authorization from the Third Party to enter into the Required Documents or perform the obligations thereof. Nothing herein constitutes an agreement or statement by the Fund as to the legality of a Swap or the suitability of a Swap for the Third Party.

U.	The Investor understands that Eversheds Sutherland (US) LLP (“Eversheds Sutherland”) has been engaged by the Fund and the Adviser to represent the Fund and the Adviser in connection with the organization of the Fund and the Private Offering. The Investor also understands that no separate counsel has been engaged to independently represent the stockholders of the Fund, including the Investor, in connection with the formation of the Fund, or the offering of the Shares. The Investor understands that Eversheds Sutherland will represent the Fund on matters for which it is retained to do so by the Fund. The Investor also understands that other counsel may also be retained where the Fund determines that to be appropriate. The Investor understands that, in advising the Fund and the Adviser with respect to the preparation of the Memorandum, Eversheds Sutherland has relied upon information that has been furnished to it by the Fund, the Adviser and their affiliates, and has not independently investigated or verified the accuracy or completeness of the information set forth in the Memorandum.

In addition, the Investor understands that Eversheds Sutherland does not monitor the compliance of the Adviser or the Fund with the investment guidelines set forth in the Memorandum, the Fund’s terms or applicable laws. The Investor acknowledges that there may be situations in which there is a “conflict” between the interests of the Adviser and those of the Fund. The Investor understands that, in these situations, the Fund will determine the appropriate resolution thereof, and may seek advice from Eversheds Sutherland in connection with such determinations. The Adviser and the Fund have consented to Eversheds Sutherland’s concurrent representation of such parties in such circumstances. The Investor understands that, in general, independent counsel will not be retained to represent the interests of the Investors.

V.

The Investor acknowledges that the Adviser, the Administrator and the Fund will rely upon the representations, warranties and agreements set forth herein, each of which is continuous and shall survive the acceptance of the Capital Commitment made hereby. The Investor agrees to indemnify and hold harmless the Fund and the Adviser (including for this purpose their respective employees, directors, officers, managers, members, partners and affiliates and each other person, if any, who controls, is controlled by, or is under common control with any of the foregoing within the meaning of Section 15 of the Securities Act and Section 20 of the 1934 Act) (each, an “Indemnified Person”) against any and all loss, liability, claim, damage, cost and expense whatsoever (including, but not limited to, legal fees and disbursements and any and all other expenses whatsoever reasonably incurred in investigating, preparing for or defending against any litigation, arbitration proceeding, or other action or proceeding, commenced or threatened, or any claim whatsoever) arising out of or in connection with, or based upon or resulting from (a) any false representation or warranty or breach or failure by the Investor to comply with any covenant or agreement made by the Investor in this Subscription Document or in any other document furnished by the Investor to any of the foregoing in

AB Private Credit Investors Corporation | Subscription Documents	17

connection with this transaction or (b) any action for securities law violations instituted by the Investor that is finally resolved by judgment against the Investor. In the event that an Indemnified Person is not a party to this Subscription Document and accordingly is unable to enforce the indemnity provisions hereof, the benefit of the indemnity shall be deemed to have been given in favor of the Fund as trustee who shall be entitled and is hereby authorized to enforce the provisions of this paragraph on behalf of each Indemnified Person.

W.	The Investor, as principal, hereby appoints the Fund as its true and lawful representative and attorney-in-fact, in its name, place and stead to make, execute, sign, acknowledge, swear to and file:

a.	any instrument or document of any kind necessary or desirable to accomplish the business, purpose and objectives of the Fund, or required by any applicable federal, state or local or foreign law

b.	any and all filings required to be made by the Investor under the 1934 Act with respect to any of the Fund’s securities which may be deemed to be beneficially owned by the Investor under the 1934 Act;

c.	all certificates and other instruments deemed necessary by the Fund in order for the Fund to enter into any borrowing or pledging arrangement;

d.	all certificates and other instruments deemed necessary by the Fund to comply with the provisions of this Subscription Documents and applicable law or to permit the Fund to become or to continue as a BDC; and

e.	all other instruments or papers not inconsistent with the terms of this Subscription Document which may be required by law to be filed on behalf of the Fund.

This power of attorney is coupled with an interest, is irrevocable, and shall survive and shall not be affected by the subsequent death, disability, incompetence, termination, bankruptcy or insolvency that shall terminate at the end of the life of the Fund or upon the Investor’s complete exit from the Fund pursuant to one or more of the liquidity options in Section V.

X.	The Investor authorizes the Fund to delegate its authority to any officer, employee or other agent of the Fund or to an agent or employee of the
Adviser, if delegation of such authority is specifically authorized by an officer of the Fund or by written agreement of the Fund.

Y.	If any provision of this Subscription Document is invalid or unenforceable under any applicable law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such applicable law. Any provision hereof that may be held invalid or unenforceable under any applicable law or in any particular instance shall not affect the validity or enforceability of any other provisions hereof or of such provision in any other instance, and to this extent the provisions hereof shall be severable.

Z.	Notwithstanding the place where this Subscription Document may be executed by any of the parties thereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with the laws of the State of New York without regard to the choice of law principles thereof that would result in the application of the substantive law of any jurisdiction other than the State of New York.

AA.	This Subscription Document may be executed in any number of counterparts with the same effect as if the parties hereto had signed the same document. A signature received by facsimile or email shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a signature received by facsimile or email. Upon acceptance of an Investor’s Subscription Document, the Fund will issue a welcome letter to the Investor confirming the acceptance of the Investor’s Subscription Document.

BB.

The Adviser, the Administrator and the Fund are each hereby authorized and instructed to accept and execute any instructions in respect of the Shares to which this Subscription Document relates given by the Investor in written form or by facsimile or e-mail. If instructions are given by the Investor by facsimile or email, the Investor undertakes to send the original letter of instructions to the Adviser, Administrator and the Fund and agrees to keep each of them indemnified against any loss of any nature whatsoever arising to any of them as a result of any of them acting upon instructions given by facsimile or e-mail. The Adviser, the Administrator and the Fund may rely conclusively upon and shall incur no liability in respect of any action taken upon any notice, consent, request, instructions or other instrument believed in good faith to be genuine or to be signed by properly authorized persons whether or not an original letter is duly received.

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4.	ADDITIONAL INFORMATION AND SUBSEQUENT CHANGES IN THE FOREGOING REPRESENTATIONS

The Fund may request from the Investor such additional information as the Fund may deem necessary to evaluate the eligibility of the Investor to acquire Shares and may request from time to time such information as it may deem necessary to determine the eligibility of the Investor to purchase Shares or to facilitate the Fund’s compliance with applicable legal or regulatory requirements or tax status and the Investor shall provide such information as may reasonably be requested.

Each person acquiring Shares must satisfy the foregoing both at the time of making the Capital Commitment and at all times thereafter until such person ceases to be an Investor of the Fund. Accordingly, the Investor agrees to notify the Adviser and the Administrator promptly if there is any change with respect to any of the foregoing information or representations or warranties contained in the Subscription Document and to provide the Adviser and the Administrator with such further information as the Fund, the Administrator or the Adviser may reasonably require.

The Investor agrees to promptly take such action, including providing and periodically updating information (which may include, among other things, the identities of the Investor’s direct and indirect beneficial owners), that the Fund or the Adviser, in its sole discretion, reasonably determines is necessary for the Fund to comply with any legal obligation or to reduce or eliminate withholding taxes under Sections 1471-1474 of the Internal Revenue Code or other similar laws. The Investor acknowledges that if it fails to timely take such action, or fails to provide the Fund or the Adviser with the requested information or provides information that is in any way inaccurate, the Investor may be subject to fines or other penalties, including a 30% US withholding tax with respect to its share of any payment attributable to actual and deemed U.S. investments of the Fund, and that the Fund may take any action in relation to the Investor’s Shares or withdrawal proceeds to ensure that such penalties and withholding are economically borne by the Investor. If the Investor is, or the Investor’s investment in the Fund is made through, a “foreign financial institution” within the meaning of Section 1471(d)(4) of the Internal Revenue Code, the Investor agrees that such foreign financial institution (including the Investor, if applicable) (i) shall meet the requirements of Section 1471(b)(1) or 1471(b)(2) of the Internal Revenue Code, and (ii) shall not delegate any withholding responsibility pursuant to Section 1471(b)(3) of the Internal Revenue Code to the Fund. The Investor further acknowledges that it shall have no claim against the Fund, the Administrator, the Adviser or any of their respective affiliates for any form of damages or liability as a result of any of the aforementioned actions in the absence of willful misconduct and/or gross negligence.

The Investor hereby represents and warrants that it will file all applicable tax returns and complies with all its tax obligations whatsoever in respect of its Capital Commitment to the Fund and to indemnify and hold harmless the Fund (and other relevant person and service provider) from and against all loss, damage, liability or expense such indemnified person may incur by reason of the representation being false when made, or any failure by the Fund to fulfill that covenant.

5.	ELECTRONIC DELIVERY OF ACCOUNT INFORMATION

A.	The Investor hereby agrees and provides the Investor’s consent to have the Fund, the Adviser and/or the Administrator electronically deliver Account Communications. “Account Communications” means all current and future account statements; the Memorandum and other Operative Documents (including all supplements and amendments thereto); notices (including privacy notices); letters to investors; annual audited financial statements; regulatory communications and other information, documents, data and records regarding the Investor’s investment in the Fund. Electronic communication by the Fund, the Adviser and/or the Administrator includes e-mail delivery as well as electronically making available to the Investor Account Communications on the Fund’s internet site or the internet site of the Adviser or any third party service provider to the Fund, such as the Administrator, if applicable. It is the Investor’s affirmative obligation to notify the Fund in writing if the Investor’s e-mail address listed in Section I changes.

B.	The Investor may revoke or restrict its consent to electronic delivery of Account Communications at any time by notifying the Fund, in writing, of the Investor’s intention to do so.

C.

The Fund, the Adviser and the Administrator will not be liable for any interception of Account Communications. Investors should note that no additional charge for electronic delivery will be assessed, but the Investor may incur charges from its Internet service provider or other Internet access provider. In addition, there are risks, such as systems outages, that are associated with electronic delivery.

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6.	COMMITMENT FACILITY ACKNOWLEDGMENTS

A.	The Investor hereby acknowledges and agrees that pursuant to the Memorandum, the Fund may obtain one or more revolving credit facilities with one or more lenders or one or more syndicate of lenders, or to incur indebtedness in lieu of or in advance of capital contributions (each, a “Commitment Facility.”) The Investor agrees that it will deliver to any actual or prospective lenders (or any administrative agent or collateral agent acting on behalf of the lenders) from time to time upon request of the Fund or the lenders (or any administrative agent or collateral agent acting on behalf of the lenders), such further certificates, agreements and information (including information related to the Investor’s Remaining Commitment) as the Fund or any actual or prospective lender (or any administrative agent or collateral agent acting on behalf of the lender) may request in connection with any Commitment Facility that the Fund obtains or seeks to obtain.

B.	The Investor hereby acknowledges, agrees and confirms to the lenders that it is and shall remain absolutely and unconditionally obligated to fund its Remaining Commitment (including, without limitation, any capital contributions required during any suspension of, or after the termination of, the Commitment Period, and pursuant to the Memorandum), for the purpose of repaying any obligation due under a Commitment Facility pursuant to the terms of the Memorandum; and it further agrees to fund its Remaining Commitment (in response to a Capital Call made by the Fund or lenders) without defense, counterclaim or offset of any kind or nature, including, without limitation, any defense related to fraud or mistake, the conduct of the Fund, the winding up, receivership, termination, dissolution or insolvency of the Fund, or any matters or circumstances relating to the Investor’s status as an Investor, or any defense under bankruptcy law or commercial law. The Investor hereby also acknowledges, agrees and confirms to the lenders that: (i) while any Commitment Facility is in place, it will pay its Remaining Commitments by wire transfer of immediately available funds to an account the Fund has pledged as security for any Commitment Facility (unless and until otherwise instructed by the applicable lenders), and acknowledges that payments made in respect of its Remaining Commitments will not satisfy its obligation to fund hereunder unless such contributions are paid to such account (provided that the Fund will use commercially reasonable efforts to notify the Investor if the Investor has made an erroneous payment); and (ii) any transfer rights with respect to its Capital Commitment may be preconditioned upon the funding by the transferring Investor of one or more capital contributions to the extent required pursuant to the terms of any Commitment Facility. For the avoidance of doubt, this Section IV(6) shall in no way prejudice the Investor’s right to assert claims against the Fund in one or more separate actions.

C.	The Investor agrees that the lenders (and any administrative agent or collateral agent acting on behalf of the lenders) shall hereby be a third party beneficiary of its Subscription Document and shall, in accordance with the terms of the Commitment Facility, have the right to enforce the obligations of the Investor to make capital contributions under the terms of this Subscription Document and Memorandum and to seek all available remedies against the Investor if the Investor fails to make such capital contributions. The Investor agrees, for so long as any obligations remain outstanding pursuant to a Commitment Facility, that any claims it may have against the Fund shall be subordinate to all payments due to the lenders (or any administrative agent or collateral agent acting on behalf of the lenders) under the Commitment Facility and the agreements entered into in connection with the Commitment Facility.

7.	DIVIDENDS; DIVIDEND REINVESTMENT PROGRAM.

A.	As described more fully in the Memorandum, the Fund generally intends to make distributions, out of assets legally available for distribution, on a quarterly basis, or at other times, as determined by the Fund’s Board of Directors (the “Board”) in its discretion. The Fund intends to adopt a dividend reinvestment plan that provides for Investors to receive dividends or other distributions in cash unless an Investor elects to reinvest his or her dividends and other distributions as provided in Section I, Question 3 hereof. As a result of adopting such a plan, if the Board authorizes, and the Fund declares, a cash dividend or distribution, Investors who have opted in to the Fund’s dividend reinvestment plan will have their cash dividends or distributions automatically reinvested in additional shares of our common stock, rather than receiving cash.

No action will be required on the part of an Investor to have his or her cash dividends and distributions received in cash. An Investor can elect to have a dividend or distribution reinvested

AB Private Credit Investors Corporation | Subscription Documents	20

in shares of our common stock by notifying the Adviser in writing in Section I, Question 3 hereof. Those Investors whose shares are held by a broker or other financial intermediary could reinvest dividends and distributions in shares of common stock by notifying their broker or other financial intermediary of their election.

An Investor may elect to change its election by providing written notice to the Adviser no later than September 30th in any given fiscal year, to go into effect for the following fiscal year. Notwithstanding the foregoing, the Adviser may, in its sole and absolute discretion, accept such written notices on a later date. Such election may only be revoked prior to September 30th on such year unless otherwise determined by the Adviser. For example, an Investor who provides timely notice in a fiscal year to change its election to receive cash distributions for the upcoming fiscal year will not receive distributions for income generated during the fourth quarter, as the amount of such distributions will be reflected in its net asset value until the date of the change in election.

B.	The Company represents and warrants that it shall not make any distributions consisting of securities that are not Marketable Securities except in connection with liquidation distributions in accordance with Maryland General Corporate Law. “Marketable Securities” means securities which are traded or quoted on the New York Stock Exchange, American Stock Exchange or the Nasdaq Global Market or on a comparable securities market or exchange now or in the future.

C.	The dividend reinvestment plan will be terminable by the Fund upon notice in writing mailed to each Investor of record at least 30 days prior to any record date for the payment of any distribution by the Fund.

8.	ANTI-MONEY LAUNDERING

A.	THE INVESTOR REPRESENTS AND WARRANTS THAT IT IS A RESIDENT OF OR DOMICILED IN THE USA, A EUROPEAN UNION (EU) / EUROPEAN ECONOMIC AREA (EEA) OR EQUIVALENT THIRD COUNTRY[12] (COLLECTIVELY,

[12]	“European Union (EU) / European Economic Area (EEA) Countries” include: Austria, Belgium, Bulgaria, Croatia, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Gibraltar, Greece, Guernsey, Hungary, Iceland, Ireland, Isle of Man, Italy, Jersey, Latvia, Liechtenstein, Lithuania, Luxembourg, Malta, Netherlands, Norway, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, and United Kingdom. “Equivalent Third Countries” include: Australia, Brazil, Canada, Hong Kong, India, Japan, Korea (Republic - South), Mexico, Singapore, South Africa, Switzerland and U.S.A. Please note that this list of countries is to subject to change.

“APPROVED COUNTRIES”), THE WIRING BANK IS LOCATED IN AN APPROVED COUNTRY AND IT IS A CUSTOMER OF THE WIRING BANK. THE INVESTOR FURTHER AGREES THAT (I) THIRD PARTY PAYMENTS ARE NOT ACCEPTED AND (II) IF THE ADMINISTRATOR IS UNABLE TO VERIFY ANY WIRE RECEIVED, THE INVESTOR MAY BE REQUIRED TO SUBMIT ADDITIONAL DOCUMENTATION. PLEASE CONTACT THE INVESTOR’S FINANCIAL ADVISOR IF THE INVESTOR IS UNABLE TO AGREE OR TO MAKE THIS REPRESENTATION.

9.	SUBSCRIPTION

A.	The Investor agrees to deliver to the Fund at 1345 Avenues of the Americas, New York, NY, 10105 such other information as to certain matters under the Securities Act, the Company Act and the Advisers Act, as the Fund may reasonably request in order to ensure compliance with such Acts and the availability of any exemption thereunder.

B.	Commitment Period; Lockup. All Investors will be committed to the Fund for at least three years from the date of their initial Capital Commitment or until December 31, 2020 (the “Initial Liquidity Date”), whichever is later (the “Lock-Up Period”). Upon the expiration of each Investor’s Lock-up Period, each Investor may choose to be released from its Remaining Commitments, subject to certain Post Commitment Period Obligations (as defined below).

a.	Each Capital Commitment will last until (a) an Investor has elected a liquidity option, as discussed below, (b) an Investor has chosen to be released from its Remaining Commitments after the expiration of their Lock-Up Period, or (c) the Fund has elected to wind up (the “Commitment Period”). Certain of these liquidity options will only be available to Investors in connection with the Fund’s receipt of exemptive relief. See “Investor Liquidation Optionality.” Regardless of the Fund’s receipt of exemptive relief or any other factors, no Lock-up Period will be longer than a period of three and one-half years. No Investor will be permitted to withdraw capital from the Fund until the Initial Liquidity Date.

b.

Each Capital Commitment will be outstanding, and may be called, during its Commitment Period. After the end of its respective Commitment Period, the Investor will be released from any further obligation with respect to its Remaining Commitments, except to the

AB Private Credit Investors Corporation | Subscription Documents	21

extent necessary to: (i) cover the expenses or other obligations of the Fund, including the Management Fee (as defined below); (ii) complete investments by the Fund in respect of transactions in process prior to the end of the Commitment Period; (iii) make payments with respect to unfunded commitments to borrowers made prior to the end of the Commitment Period, such as revolving credit facilities or delayed draw term loans; (iv) make follow-on investments; (v) repay borrowings; (vi) satisfy guarantees or other obligations of the Fund, including the Fund’s indemnification obligations (whether incurred before or after the Commitment Period); and (vii) make, at the Adviser’s election, Capital Contributions to avoid or cure any borrowing base deficiency, margin requirement, default, event of default, potential termination event or termination event relating to any indebtedness or other obligation incurred by a Financing Subsidiary (as defined below) and repaying such indebtedness or other obligation in whole or in part ((i)-(vii) above shall be referred to herein as a “Post Commitment Period Obligation”).

10.	CAPITAL CALLS

A.	Capital calls (other than those that include calls for Post Commitment Period Obligations) will generally be made by the Adviser pro rata based on the Capital Commitments of the Investors that are within their Commitment Period (each, a “Capital Call”). Capital Calls to fund a Post Commitment Period Obligation will generally be made pro rata based on each Investor’s share (which will include Investors currently in their Commitment Period for any common investments or Fund expenses) of such Post Commitment Period Obligation, as reasonably determined by the Adviser in good faith (each, a “Post Commitment Period Capital Call”). A Capital Call or a Post Commitment Period Capital Call may exceed an Investor’s Remaining Commitment (as defined below). Such excess is referred to herein as the “Commitment Shortfall”. In such case, the Adviser will generally call the full amount of such Investor’s Remaining Commitment (as defined below), and the Adviser will generally increase the Capital Calls or Post Commitment Period Capital Calls to the other Investors by an amount equal to the Commitment Shortfall, which amount will generally be called pro rata in accordance with such other Investors’ Commitments. If one or more Commitment Shortfalls arise due to the increase to cover the first Commitment Shortfall, the same methodology will be used to determine the amount to be called from each Investor. The amount each Investor is required to contribute to the Fund on each Capital Call Due Date is referred to herein as the Investor’s “Capital Call Purchase Amount”.

B.	By the date each Capital Call is due to the Fund (each, a “Capital Call Due Date”), the Investor agrees to purchase from the Fund, and the Fund agrees to issue to the Investor, a number of Shares equal to the Capital Call Share Amount (as defined below) at an aggregate price equal to the Capital Call Purchase Amount; provided, however, that in no circumstance will an Investor be required to make a capital contribution to purchase Shares for an amount in excess of its Remaining Commitment (as defined below), except as described herein.

C.	An Investor’s “Remaining Commitment” will be, with respect to each Investor’s Capital Commitment, equal to the amount of such Capital Commitment reduced by amounts contributed to the Fund in respect of Capital Calls and increased by (i) the amount of any unused capital contributions that are returned to such Investor pursuant to the last sentence of the following paragraph and (ii) distributions to such Investor that represent a return of capital. Each Capital Commitment made by an Investor will be accounted for separately, including for purposes of determining Remaining Commitments and Capital Calls.

D.	Each Investor is required to contribute to the Fund the Capital Call Purchase Amount, in cash or other immediately available funds denominated in U.S. dollars by the Capital Call Due Date. Any amounts contributed by the Investors to the Fund as capital contributions and not invested or otherwise employed for Fund purposes (including the payment of Fund expenses) may be returned by the Fund to such Investors pro rata in proportion to the amounts so contributed by such Investors and if returned, will increase the Remaining Commitments of such Investors.

“Capital Call Share Amount” shall mean, for each Capital Call Due Date, a number of Shares determined by dividing (i) the Capital Call Purchase Amount for that Capital Call Due Date by (ii) the Per Share NAV (as defined below) as of the Capital Call Due Date. The resulting quotient may result in the issuance of fractional shares.

AB Private Credit Investors Corporation | Subscription Documents	22

“Per Share NAV13” shall mean, for any date after the Initial Closing, the unofficial net asset value per share of Common Stock determined in accordance with the procedures set forth in the Memorandum (as those procedures may be changed from time to time in a manner consistent with the limitations of the Company Act) as of the last day of the month immediately preceding such date. The Fund shall deliver a notice (each, a “Capital Call Notice”) to the Investor at least 10 Business Days prior to the Capital Call Due Date. The Capital Call Notice will set forth (i) the aggregate amount of Capital Commitments being drawn down by the Fund on that Capital Call Due Date; and (ii) the Investor’s applicable Capital Call Purchase Amount. A “Business Day” is any day on which commercial banks in New York City are open for business. The delivery of a Capital Call Notice to the Investor shall be the sole and exclusive condition to the Investor’s obligation to fund the Capital Call Purchase Amount identified in each Capital Call Notice.

E.	As soon as is practicable after the Capital Call Due Date, the Fund will deliver to the Investor a confirmation notice setting forth (i) the Capital Call Share Amount as of the Capital Call Due Date and (ii) the Per Share NAV as of the applicable Capital Call Due Date.

F.	The Fund has appointed AllianceBernstein Investor Services, Inc., a Delaware company, to act as transfer agent and registrar for the Shares.

G.	While the Fund expects each Subscription Document to reflect the terms and conditions summarized in the preceding paragraphs, the Fund reserves the right to enter into Subscription Documents that contain terms and conditions not found in Subscription Documents entered into with other Investors, subject to applicable law.

H.	Notwithstanding anything to the contrary contained in this Subscription Document, the Fund shall have the right (a “Limited Exclusion Right”) to exclude any Investor (such Investor, an “Excluded Investor”) from purchasing Shares from the Fund on any Capital Call Date if, in the reasonable discretion of the Fund, there is a substantial likelihood that such Investor’s purchase of Shares at such time would (i) result in a violation of, or noncompliance with, any law or regulation to which such Investor, the Fund, the Adviser, any other Investor or a portfolio company would be subject or (ii) cause the investments of “Benefit Plan Investors” (within the meaning of Section 3(42) of ERISA and certain Department of Labor regulations) to be significant (i.e., at least 25%) and

[13]	In connection with each Closing, Per Share NAV will be determined by a committee of the Board comprised of at least one independent director in an effort to ensure that the Fund does not issue or sell Shares at a price below net asset value. Accordingly, Per Share NAV does not qualify as, and is not equivalent to, the Fund’s “net asset value,” which is determined by the Board on a quarterly basis in accordance with the Fund’s Valuation Policy, as described herein and in the Fund’s Annual Report on Form 10-K and other public filings with the SEC.
any assets of the Fund to be considered “plan assets” under ERISA or Section 4975 of the Internal Revenue Code. In the event that any Limited Exclusion Rights is exercised, the Fund shall be authorized to issue an additional Capital Call Notice to the non-Excluded Investors to make up any applicable shortfall caused by such Limited Exclusion Right.

11.	CLOSINGS

A.	The initial date on which Capital Commitments are first accepted by or on behalf of the Fund (such event, the “Initial Closing”, such initial date, the “Initial Closing Date”) is expected to occur on or about August 31, 2017. Promptly after the Initial Closing Date, the Fund will deliver to the Investor or its representative, if the Investor’s subscription has been accepted, a welcome letter of this Subscription Document and other documents and instruments necessary to reflect the Investor’s status as an Investor in the Fund, including any documents and instruments to be delivered pursuant to this Subscription Document.

B.	The Fund may enter into other Subscription Documents with new and existing Investors after the Initial Closing Date, with any closing thereunder referred to as a “Subsequent Closing” and any Other Investor whose subscription has been accepted at such Subsequent Closing referred to as a “Subsequent Investor.”

C.	At each Capital Call Date following any Subsequent Closing, all Investors, including Subsequent Investors, shall purchase Shares in accordance with the provisions of this Section 10; provided, however, that notwithstanding the foregoing, the definition of Capital Call Share Amount and the provisions of Paragraph 3B, nothing in this Subscription Document shall prohibit the Fund from issuing Shares to Subsequent Investors at a per share price greater than the Per Share NAV as of the Capital Call.

D.	By each Capital Call Date, the Capital Call Purchase Amount shall be paid by the Investor to the Fund by automatic debit from an account of such Investor that has been designated by the Investor as a funding account with respect to the Fund (such account, the “Funding Account”) in U.S. dollars; provided, however, that Investors will make payment of the applicable Capital Call Purchase Amount in response to a Capital Call made by a Lender for repayment of obligations under a Commitment Facility by wire transfer of immediately available funds to the Funding Account (unless otherwise instructed by the applicable Lender).

AB Private Credit Investors Corporation | Subscription Documents	23

In the event that any Investor is permitted by the Fund to make an additional capital commitment to purchase Shares on a date after its initial subscription has been accepted, such Investor will be required to enter into a separate short-form subscription document (an “Additional Subscription/Commitment Form”) with the Fund and such other documents as may be requested by the Fund, it being understood and agreed that any such Additional Subscription/Commitment Form will be considered to be an Other Subscription Document for the purposes of this Subscription Document.

12. REMEDIES UPON INVESTOR DEFAULT

If any Investor shall fail to contribute all or a portion of any Capital Call Purchase Amount as set forth in a Capital Call Notice on or before the date such Capital Call Purchase Amount is required to be contributed, and shall fail to make such payment within five (5) Business Days after written notice of such failure from the Adviser (such Investor being herein referred to as a “Defaulting Investor” and such failure to cure as a “Default”), the Adviser may, in its discretion, take one of the following actions:

A.	The Adviser may, in its sole discretion, require the remaining Investors (the “Non-Defaulting Investors”), to fund all or any portion of the Capital Call Purchase Amount that is in Default (the “Open Call Amount”) up to the amount of each Non-Defaulting Investor’s respective Remaining Commitment, subject to the terms of the Subscription Document, provided that each Non-Defaulting Investor shall have the obligation to fund its pro rata share of the Open Call Amount in the same ratio as such Non-Defaulting Investor’s Remaining Commitment bears to the aggregate Remaining Commitments of all Non-Defaulting Investors for any Call Notice made in connection with a Commitment Facility; provided, further that no Investor shall be required to fund amounts in excess of its Remaining Commitments.

B.	The Fund may prohibit the Defaulting Investor from purchasing additional Shares on any future Capital Call Due Date.

C.	The Adviser, in its sole discretion, may require the forfeiture of all or a portion of a Defaulting Investor’s Shares.

If the Adviser elects not to require the funding of the entire Open Call Amount or if the Non-Defaulting Investors do not fund the entire Open Call Amount for any reason, then the Adviser shall have the right to: (1) accept additional Capital Commitments for the sole purpose of assuming all or a portion of the Capital Commitment of the Defaulting Investor (to the extent of the Open Call Amount not so funded) and all or a portion of the balance of the Remaining Commitment of such

Defaulting Investor; (2) offer to the Non-Defaulting Investors the right to increase further their Capital Commitments pro rata in accordance with their Capital Commitments (with the right to increase proportionately their respective share in the event that one or more Non-Defaulting Investors decline such offer), in an aggregate amount equal to the balance of the Remaining Commitment of such Defaulting Investor. Subject to such other terms as the Fund in its discretion shall determine, such offer(s) shall be binding upon the Defaulting Investor if the purchasing Non-Defaulting Investors or Other Investors agree to assume the related Capital Commitment with respect to such Shares of the Defaulting Investor, including any portion then due and unpaid. The Fund, pursuant to its power of attorney authority, may execute on behalf of the Defaulting Investor any documents necessary to effect the Transfer (as defined in the Subscription Document) of the Defaulting Investor’s Shares pursuant to the terms of the Subscription Document; provided, however, that notwithstanding anything to the contrary contained in the Subscription Document, no Shares shall be transferred to any Other Investor in the event that such Transfer (as defined in the Subscription Document) would (x) violate the Securities Act, the Company Act or any state (or other jurisdiction) securities or “Blue Sky” laws applicable to the Fund or such Transfer (as defined in Section 4.01(c)(i)), (y) constitute a non-exempt “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Internal Revenue Code or (z) cause all or any portion of the assets of the Fund to constitute “plan assets” under ERISA or Section 4975 of the Internal Revenue Code; and/or (3) pursue any other remedies against the Defaulting Investor available to the Fund, subject to applicable law.

The terms relating to Defaulting Investors in the Memorandum and in this Subscription Document are solely for the benefit of the Fund and shall be interpreted by the Fund against a Defaulting Investor in the discretion of the Fund, and Defaulting Investors shall not be entitled to any distributions except pursuant to the liquidity options discussed herein, discussed in Section V.

D.	The Fund may pursue any other remedies against the Defaulting Investor available to the Fund, subject to applicable law. The Investor agrees that this Paragraph 12D is solely for the benefit of the Fund and shall be interpreted by the Fund against a Defaulting Investor in the discretion of the Fund. The Investor further agrees that the Investor cannot and shall not seek to enforce this Section 11 against the Fund or any Investor; and

Defaulting Investors shall not be entitled to any distributions except pursuant to the Liquidity options discussed in Section V.

AB Private Credit Investors Corporation | Subscription Documents	24

13.	ADDITIONAL INVESTOR REPRESENTATIONS

A.	Neither the Investor, nor any of its affiliates or beneficial owners, (A) appears on the Specially Designated Nationals and Blocked Persons List of OFAC, nor are they otherwise a party with which any entity is prohibited to deal under the laws of the United States, or (B) is a person identified as a terrorist organization on any other relevant lists maintained by governmental authorities. The Investor further represents and warrants that the monies used to fund the investment in the Shares are not derived from, invested for the benefit of, or related in any way to, the governments of, or persons within, any country (1) under a U.S. embargo enforced by OFAC, (2) that has been designated as a “non-cooperative country or territory” by the Financial Action Task Force on Money Laundering or (3) that has been designated by the U.S. Secretary of the Treasury as a “primary money laundering concern.” The Investor further represents and warrants that the Investor: (I) has conducted thorough due diligence with respect to all of its beneficial owners, (II) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (III) will retain evidence of any such identities, any such source of funds and any such due diligence. Pursuant to anti-money laundering laws and regulations, the Fund may be required to collect documentation verifying the Investor’s identity and the source of funds used to acquire Shares before, and from time to time after, acceptance by the Fund of this Subscription Document. The Investor further represents and warrants that the Investor does not know or have any reason to suspect that (x) the monies used to fund the Investor’s investment in the Shares have been or will be derived from or related to any illegal activities, including, but not limited to, money laundering activities, and (y) the proceeds from the Investor investment in the Shares will be used to finance any illegal activities.

B.	The Investor will provide to the Fund at any time such information as the Fund determines to be necessary or appropriate (A) to comply with the anti-money laundering laws, rules and regulations of any applicable jurisdiction and (B) to respond to requests for information concerning the identity of Investor from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information.

C.	To comply with applicable U.S. anti-money laundering laws and regulations, all payments and contributions by the Investor to the Fund and all payments and distributions to the Investor from the
Fund will only be made in the Investor’s name and to and from a bank account of a bank based or incorporated in or formed under the laws of the United States or that is regulated in and either based or incorporated in or formed under the laws of the United States and that is not a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. § 5311 et seq.), as amended, and the regulations promulgated thereunder by the U.S. Department of the Treasury, as such regulations may be amended from time to time.

D.	The representations and warranties set forth in this Section IV(13) shall be deemed repeated and reaffirmed by the Investor to the Fund as of each date that the Investor is required to make a capital contribution to, or receives a distribution from, the Fund. If at any time during the term of the Fund, the representations and warranties set forth in this Section 6 cease to be true, the Investor shall promptly so notify the Fund in writing.

E.	The Investor understands and agrees that the Fund may not accept any amounts from a prospective Investor if such prospective Investor cannot make the representations set forth in this Section IV(13).

F.	In the event that the Investor is, receives deposits from, makes payments to or conducts transactions relating to, a non-U.S. banking institution (a “Non-U.S. Bank”) in connection with the Investor’s investment in Shares, such Non-U.S. Bank: (i) has a fixed address, other than an electronic address or a post office box, in a country in which it is authorized to conduct banking activities, (ii) employs one or more individuals on a full-time basis, (iii) maintains operating records related to its banking activities, (iv) is subject to inspection by the banking authority that licensed it to conduct banking activities and (v) does not provide banking services to any other Non-U.S. Bank that does not have a physical presence in any country and that is not a registered affiliate.

G.	The Investor agrees and acknowledges that, among other remedial measures, (A) in order to comply with governmental regulations, if the Fund determines in its sole discretion that such action is in the best interests of the Fund, the Fund may “freeze the account” of the Investor, either by prohibiting additional investments by the Investor, segregating assets of the Investor and/or suspending other rights the Investor may have under the Operative Documents and (B) the Fund may be required to report such action or confidential information relating to the Investor (including without limitation, disclosing the Investor’s identity) to regulatory authorities.

AB Private Credit Investors Corporation | Subscription Documents	25

H.	None of the information concerning the Investor nor any statement, certification, representation or warranty made by the Investor in this Subscription Document or in any document required to be provided under this Subscription Document (including, without limitation, the Investor Suitability Questionnaire and any form W-9 contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

I.	The Investor agrees that the foregoing certifications, representations, warranties, covenants and agreements shall survive the acceptance of this subscription, the first Capital Call and the dissolution of the Fund, without limitation as to time. Without limiting the foregoing, the Investor agrees to give the Fund prompt written notice in the event that any statement, certification, representation or warranty of the Investor contained in this Article IV or any information provided by the Investor herein or in any document required to be provided under this Subscription Document (including, without limitation, the Investor Suitability Questionnaire and any form W-9 ceases to be true at any time following the date hereof.

J.	The Investor agrees to provide such information and execute and deliver such documents as the Fund or the Adviser may reasonably request to verify the accuracy of the Investor’s representations and warranties herein or to comply with any law or regulation to which the Fund, the Adviser or a portfolio company may be subject.

K.	The Investor (i) represents that such Investor is not subject to a “Bad Actor” disqualification, as such term is used in Rule 506(d) of Regulation D promulgated by the SEC and (ii) covenants to immediately provide written notice to the Fund in the event the Investor is charged with, or convicted of, any felony or misdemeanor or is the potential target of, or becomes subject to, any order, judgment, decree or other condition set forth in Rule 506(d) of Regulation D promulgated by the SEC and (iii) covenants to provide such information to the Fund as the Fund may request in order to comply with the disclosure obligations set forth in Rule 506(e) of Regulation D promulgated by the SEC.

14.	ARBITRATION

This Subscription Document contains a pre-dispute arbitration clause. By signing an arbitration clause, the parties agree as follows:

A.	All parties are giving up the right to sue one another in court, including the right to a trial by jury, except as provided by the rules of the arbitration forum in which a claim is filed.
B.	Arbitration awards are generally final and binding; a party’s ability to have a court reverse or modify an arbitration award is very limited.

C.	The ability of the parties to obtain documents, witness statements, and other discovery is generally more limited in arbitration than in court proceedings.

D.	The arbitrators do not have to explain the reason(s) for their award.

E.	The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

F.	The rules of some arbitration forums may impose time limits for bringing a claim in arbitration. In some cases, a claim that is ineligible for arbitration may be brought in court.

G.	The rules of the arbitration forum in which the claim is filed, and any amendments thereto, shall be incorporated into this Subscription Document.

By executing this Subscription Document, the parties agree to submit all disputes, claims and controversies arising among them in connection with the Fund or its business or concerning any transaction, dispute or the construction, performance or breach of this, or any other agreement, whether entered into prior, on or subsequent to the date set forth above, including, without limitation, any question as to whether any particular dispute, claim or controversy is subject to arbitration hereunder (collectively, “Controversies”) to arbitration in accordance with the provisions set forth below and understand that: (i) arbitration is final and binding on the parties; (ii) the parties are waiving their rights to seek remedies in court, including the right to JURY TRIAL; and (iii) pre-arbitration discovery generally is more limited than and different from court proceedings.

Except as provided in the following sentence, controversies shall be determined by arbitration before, and only before, an arbitration panel convened by JAMS. The parties may also select any national securities exchange’s arbitration forum upon which a party is legally required to arbitrate any Controversy. Such arbitration shall be governed by the rules of the organization convening the panel.

AB Private Credit Investors Corporation | Subscription Documents	26

Arbitrations conducted pursuant to this provision will be before a panel of one arbitrator. The arbitrator’s award will not include factual findings or legal reasoning and every aspect of the arbitration, including the award, shall be treated as Confidential Information. Judgment on any award of any such arbitration may be entered in the Supreme Court of the State of New York or in any other court having jurisdiction of the party or parties against whom such award is rendered. Each party agrees that the determination of the arbitrator shall be binding and conclusive upon them.

We are also required to inform you of the following regarding class actions: no party shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any party who has initiated in court a putative class action or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action unless and until: (i) the class certification is denied; (ii) the class is decertified; or (iii) the party is excluded from the class by court. The forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this Subscription Document except to the extent stated in this Subscription Document.

For the avoidance of doubt, this Arbitration provision does not restrict the right of any lender under a Commitment Facility from bringing suit in court against any party, including, without limitation, the Fund or one or more Investors, in connection with any Commitment Facility.

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SECTION	V. Investor Liquidation Optionality

1.	OVERVIEW. The Fund will provide liquidity to Investors by one or more methods beginning on or after the Initial Liquidity Date, including, as described below: (i) a General Tender Program, (ii) the Spin-off BDC, (iii) the Liquidating Share Series, (iv) a Limited Tender Offer, (v) a Qualified IPO and/or (vi) Wind-up. Options (ii), (iii) and (iv) require exemptive relief from the SEC and therefore cannot be guaranteed. Other than in connection with liquidity options listed above, no Investor who participated in the Private Offering will be permitted to sell, assign, transfer or otherwise dispose of its Shares or Capital Commitment unless the Fund provides its prior consent and the transfer is otherwise made in accordance with applicable law. Upon the expiration of each Investor’s Lock-up Period, each Investor may choose to be released from its Remaining Commitments, subject to certain Post Commitment Period Obligations.

2.	GENERAL TENDER OFFER. Beginning March 31, 2021, and quarterly thereafter, the Fund will begin to conduct general tender offers (each, a “General Tender,” and collectively, the “General Tender Program”), at the Board’s discretion, in accordance with the requirements of Rule 13e-4 under the Exchange Act and the Company Act, to allow each Investor to tender its Shares at a price equal to the current net offering price per share in effect on each date of repurchase. Investors will not be charged a fee in connection with any repurchase of Shares pursuant to the General Tender Program, and participation in a General Tender will not increase the amount of an Investor’s Remaining Commitments.

The General Tender Program will include numerous restrictions that limit an Investor’s ability to sell its Shares. Any General Tender will be subject in part to the Fund’s Available Cash (as defined below) and compliance with the RIC qualification and diversification rules and the Company Act. There is no tender priority for an Investor under the circumstances of death or disability of such Investor. Further, the Fund will have no obligation to repurchase Shares if the repurchase would violate the restrictions on distributions under federal law or Maryland law. The existence of the General Tender Program should not in any way be viewed as the equivalent of a secondary market.

The Fund expects that each General Tender will be limited to 2.5% of the weighted average number of shares of the Fund’s common stock outstanding in the prior 3-month period (the “Quarterly Tender

Limit”). The Board will have complete and absolute discretion to determine whether we will engage in any Share repurchases and, if so, the terms of such repurchases under the General Tender Program. At the discretion of the Board, the Fund may use cash-on-hand (net of operating reserves), new purchases of Shares, and short term borrowings to repurchase Shares pursuant to a General Tender (collectively, for purposes of a General Tender, “Available Cash”).

Each Investor may tender all of the Shares that it owns; however, if any General Tender exceeds the number of Shares the Fund intends to purchase, as determined by the Board, the Fund will either (a) repurchase Shares tendered on a pro rata basis; (b) complete a General Tender in excess of the number of Shares the Fund intended to purchase on a pro rata basis; or (c) pursue one of several liquidation options, including, as described below, (i) the New BDC Spin-Off, (ii) the Liquidating Share Series, (iii) a Qualified IPO, as defined below and as described in the Fund’s most recent Annual Report on Form 10-K or (iv) Wind-up, as described in the Fund’s most recent Annual Report on Form 10-K. Option (c) may be exercised in conjunction with the repurchase of Shares pursuant to a General Tender. As discussed in greater detail below, the New BDC Spin-off and the Liquidating Share Series each require receipt of exemptive relief from the SEC and therefore may not be available. The Qualified IPO and Wind-up do not require exemptive relief from the SEC and may be pursued if exemptive relief is not received for New BDC Spin-off or the Liquidating Share Series or if the Board determines that the pursuit of such options is in the best interest of the Fund.

3.	QUALIFIED IPO. The Fund may continue its operations in a manner otherwise set forth in the Memorandum, including potentially pursuing a Qualified IPO. A “Qualified IPO” is an initial public offering of the Fund’s Shares that results in an unaffiliated public float of at least 15% of the aggregate amount of capital committed to the Fund by Investors received prior to the date of such initial public offering. Upon a Qualified IPO, Investors will be released from any Remaining Commitments, subject to certain Post Commitment Period Obligations contained in the Memorandum.

4.	WIND-UP. The Fund may wind up as described in the Fund’s Annual Report on Form 10-K. Upon commencement of a Wind-up, Investors will be released from any Remaining Commitments subject to certain Post Commitment Period Obligations contained in the Memorandum.

AB Private Credit Investors Corporation | Subscription Documents	28

5.	LIQUIDATION OPTIONS REQUIRING EXEMPTIVE RELIEF

A.	New BDC Spin-off. The Fund expects to seek exemptive relief from the SEC which, if granted, would provide a liquidity option to allow Investors to exchange all or a portion of their Shares for shares of common stock in a newly formed entity (each entity, a “New BDC”) that will operate as an externally managed BDC and will elect to be treated as a BDC under the Company Act and that will effectuate an orderly windup consistent with its investment objective. Subject to the receipt of exemptive relief and Board approval, the Fund may create one or more New BDCs, no more frequently than annually. Any such New BDC Spin-off (as defined below) would occur no earlier than the Initial Liquidity Date.

Upon the execution of a New BDC Spin-Off, the Fund would effectively be divided into two separate BDCs. The Fund will continue to operate as an externally managed BDC and to conduct private offerings to raise capital and, in connection therewith, accept other Subscription Agreements from current and new Investors wishing to invest in the Fund. In order to effectuate this option, the Fund expects it would, among other things, transfer to the New BDC, in exchange for newly issued shares of the New BDC, a pro rata portion of its assets and liabilities corresponding to the aggregate net asset value of the Shares of the Investors that have elected to invest in the New BDC (the “Transfer Assets”), and thereafter exchange the New BDC shares received for the Shares of the electing investors in the New BDC. Such transfer of assets and liabilities and the mechanics relating thereto are referred to herein as the “New BDC Spin-Off.” Upon execution of the New BDC Spin-Off, a portion of any Remaining Commitments of Investors owning shares of the New BDC will become commitments to the New BDC to purchase additional New BDC Shares, as further described (“New BDC Commitments”). The amount of New BDC Commitments for each New BDC will equal the dollar amount that would be required to fully fund such New BDC’s unfunded commitments14 to its portfolio companies at the time the New BDC Spin-off is effectuated. If the aggregate Remaining Commitments of Investors electing to participate in a New BDC Spin-off (the “Electing Investors”) is less than the dollar amount that would be required to fully fund such New BDC’s unfunded commitments to portfolio companies, the Fund may, prior to effectuating such New BDC Spin-off, issue a return of capital distribution to the Electing Investors in order to increase their Remaining Commitments. Any such return of capital distribution to the Electing Investors will be made pro rata among the Electing Investors

[14]	Unfunded commitments to portfolio companies include, but are not limited to, revolving credit facilities and delayed draw term loans.

and, combined with the Remaining Commitments of the Electing Investors, will not exceed the dollar amount required to fully fund the New BDC’s unfunded commitments to portfolio companies. New BDC Commitments will be allocated pro rata among investors in the New BDC. The New BDC Commitments will not be called to fund new investments in the New BDC. Investors owning shares of the New BDC will only be required to fund their respective New BDC Commitments with respect to such shares of the New BDC to the extent necessary to cover any required New BDC Commitments.15

Because the Adviser would be managing both the Fund and the New BDC, and the Company Act prohibits entities under common control from engaging in certain transactions, the Fund will be required to rely on obtaining exemptive relief from the SEC to permit the transfer of assets from the Fund to the New BDC, as well as with respect to other aspects relating to the New BDC Spin-Off. There can be no assurance that the Fund will be able to obtain such exemptive relief from the SEC, and the New BDC Spin-off that is implemented, if any, may differ significantly from the description included herein.

B.	Liquidating Share Series. The Fund may also apply for exemptive relief from the SEC, which, if granted, would allow the Fund to offer Investors the option to exchange their Shares, in whole or in part, for shares of a liquidating series of common stock (each share, a “Liquidation Share” and each series, a “Liquidating Share Series”). This offer would be made after the Initial Liquidity Date, and no more frequently than annually thereafter, subject to the discretion of the Board, and will only be made to Investors upon the conclusion of their

[15]	New BDC Commitments will only be called to the extent necessary to: (i) cover the expenses or other obligations of the New BDC, including the Management Fee (as defined below); (ii) complete investments by the New BDC in respect of transactions in process prior to the end of the Commitment Period; (iii) make payments with respect to unfunded commitments to borrowers made prior to the end of the Commitment Period, such as revolving credit facilities or delayed draw term loans; (iv) make follow-on investments; (v) repay borrowings; (vi) satisfy guarantees or other obligations of the New BDC, including the New BDC’s indemnification obligations (whether incurred before or after the Commitment Period); and (vii) make, at the Adviser’s election, capital contributions to avoid or cure any borrowing base deficiency, margin requirement, default, event of default, potential termination event or termination event relating to any indebtedness or other obligation incurred by a Financing Subsidiary (as defined below) and repaying such indebtedness or other obligation in whole or in part ((i)-(vii) above shall be referred to herein as a “New BDC Commitment”).

AB Private Credit Investors Corporation | Subscription Documents	29

Lock-Up Period (an Investor holding matured Shares per this timeline being deemed an “Eligible Investor”). The Liquidation Shares will therefore have a series for each year that this is offered (e.g., 2020 Series, 2021 Series, etc.). Eligible Investors will have the right to obtain one Liquidation Share for each Share owned as of the last day of each calendar year (each, a “Liquidating Share Exchange Date”) by providing at least 90 days’ prior written notice to the Fund. The Eligible Investors may also have the right, as part of the process for electing (or declining) to exchange Shares for Liquidation Shares (each exchange, a “Liquidating Share Exchange”), to be relieved of any Remaining Commitments pursuant to their Subscription Document and may do so after the Liquidating Share Exchange. Such Remaining Commitments will not be called to fund new investments in the Fund, and Investors owning shares of the Liquidating Share Series will not be required to fund their respective Remaining Commitments with respect to such Liquidation Shares except to the extent necessary to cover any required Post Commitment Period Obligations.

For avoidance of doubt, no Investor will have the right to commence the process of obtaining Liquidation Shares with respect to such Investor’s Shares if such Investor is not an Eligible Investor.

On each Liquidating Share Exchange Date, the Fund will allocate a pro rata portion of the Fund’s assets and liabilities corresponding to the aggregate net asset value of the Shares held by the Eligible Investors electing to exchange such Shares for Liquidation Shares on such date (each such Eligible Investor, after such Liquidating Share Exchange Date, with respect to the amount of Shares exchanged for Liquidation Shares, a “Liquidating Investor”). The Fund will make distributions to Liquidating Investors, to the extent distribution proceeds are available, on each Liquidation Payment Date, after the deduction of any allocated expenses (including the base management fee and incentive fee). Each “Liquidation Payment Date” will occur within 90 days of the end of each fiscal quarter of the Fund.

There can be no assurance that the Fund will be able to obtain such exemptive relief from the SEC, and any Liquidating Share Series that is implemented, if any, may differ significantly from the description included herein. Assuming the Fund is able to obtain such exemptive relief, the Board will then make the determination as to if and when it is appropriate to effectuate any such Liquidating Share Exchange.

C.	Limited Tender Offer. If, in the judgment of the Board in exercising its fiduciary duty, and subject to the receipt of exemptive relief from the SEC, the completion of any New BDC Spin-Off or Liquidating Share Series would not make economic sense and/or would not be in the best interest of the Fund Investors taken as a whole, then the Fund may instead conduct a limited tender offer (with respect to each such New BDC Spin-Off or Liquidating Share Series, a “Limited Tender Offer”) to those Fund Investors who had opted to exchange their Fund Shares for shares of the New BDC or who had elected to opt into the Liquidating Share Series. Pursuant to each Limited Tender Offer, the Fund would repurchase that number of Fund Shares from the Fund Investors who had opted to exchange their Fund Shares for shares of the New BDC or who had elected to opt into the Liquidating Share Series, that corresponds to the amount of Available Cash as disclosed in communications with respect to the Limited Tender Offer. Each per share Limited Tender Offer price would be based on the then current net asset value per share of the Fund.

There can be no assurance that the Fund will be able to obtain such exemptive relief from the SEC. Assuming the Fund is able to obtain exemptive relief, the Board will then make the determination as to if and when it is appropriate for it to effectuate any such Limited Tender Offer.

D.	The proposals to establish a Liquidating Share Series or a New BDC or to provide a Limited Tender Offer (collectively, the “Proposals”) would involve transactions that are currently prohibited by the Company Act and would therefore require an SEC order in order to be established. The SEC has not previously granted orders with respect to a Liquidating Share Series or a New BDC, and it could take several years before the SEC determines whether relief is appropriate and it may ultimately deny the requests for any or all of the Proposals. Furthermore, if the SEC grants any such exemptive relief, it may impose additional conditions or restrictions on the Fund that are not included in this Subscription Document. If exemptive relief is not granted for any of the Proposals, the Board will consider other ways to permit Investors to liquidate their investments as described in this section. If you expect to need access to your investment in the near future, you should not invest in the Fund.

AB Private Credit Investors Corporation | Subscription Documents	30

6.	Transferability. Other than in connection with an election to exchange Shares for shares of the New BDC in connection with the New BDC Spin-Off, to enter into a Liquidating Share Class, or pursuant to a Limited Tender Offer or participation in a general tender offer, no Investor who participated in the Private Offering will be permitted to sell, assign, transfer or otherwise dispose of its Shares or Capital Commitment unless the Fund provides its prior consent and the transfer is otherwise made in accordance with applicable law.

AB Private Credit Investors Corporation | Subscription Documents	31

SIGNATURE PAGE

IN WITNESS WHEREOF, the Investor has executed this Subscription Document as of the date set forth below and the undersigned acknowledges having read this Subscription Document in its entirety before signing, including the pre-dispute arbitration clause set forth in Section IV (14), and the undersigned agrees that the execution of this signature page constitutes the execution and receipt of the Memorandum.

Name of Investor (Please Print):
(Name must match legal name provided question 1 of Section I on page 3)

Signatures: X
Signature and applicable title (if any)
Date

X
Signature and applicable title (if any) (if more than one)
Date

AB Private Credit Investors Corporation | Subscription Documents	32

APPENDIX 1

CORPORATE/LIMITED LIABILITY COMPANY ACCOUNTS

I, the undersigned, a person authorized to act on behalf of the below-named corporation or Limited Liability Company (“LLC”), hereby certify that the following is a true and correct copy of a duly adopted resolution of said corporation or LLC:

Resolved, that this corporation or LLC subscribe for and agree to purchase Shares in AB Private Credit Investors Corporation,

Further resolved, that each of the undersigned persons is hereby individually authorized and directed to execute and deliver on behalf of this corporation or LLC any further instructions and documents that the Fund may require in connection with such subscription and interest, and

Further resolved, that until advised otherwise in writing, the Fund may rely upon the authority contained in these resolutions as continuing fully effective and may rely upon any certified copy of resolutions, specimen signatures, or other writings signed on behalf of this corporation or LLC by any authorized person thereof. In addition to the foregoing,

I do further certify that the following are signatures and titles of the persons authorized and empowered to act on behalf of this corporation or LLC pursuant to the foregoing resolutions and this resolution is in accordance with and does not conflict with the existing charter, articles of incorporation, by-laws or other governing documents.

Name of Corporation or LLC (Please Print):
Signatures:
Name and applicable title (Please Print)

X
Signature
Name and applicable title (Please Print)

X
Signature
Name and applicable title (Please Print)

X

Certified
Name and applicable title (Please Print) (Corporate Secretary or Designated LLC Agent)

X
Signature

AB Private Credit Investors Corporation | Subscription Documents	33

(Affix Corporation Seal here)

AB Private Credit Investors Corporation | Subscription Documents	34

APPENDIX 2

PARTNERSHIPS

In consideration of the sale of Shares of AB Private Credit Investors Corporation (the “Fund”) to the below-named partnership, a duly organized partnership of which each of the undersigned is a general partner, the undersigned, jointly and individually, agree that each of the undersigned shall have the authority acting individually on behalf of the subscribing partnership to subscribe for and agree to purchase Shares of the Fund and generally to deal with the Fund, on behalf of the subscribing partnership, as fully and completely as if he alone were interested in said interest, all without notice to the others interested in said interest. The undersigned further authorize the Fund, in the event of death or retirement of any of the partners of said subscribing partnership, to take such action as the Fund deems advisable to protect itself against any penalty, liability or loss. It is further agreed that in the event of the death or retirement of any partner of the subscribing partnership, the remaining partners will notify the Fund of such fact.

This authorization shall continue in effect until revoked by written notice to the Fund.

Name of Partnership (Please Print):

Signatures:
Name of General Partner (Please Print)

X
Signature
Name of General Partner (Please Print)

X
Signature
Name of General Partner (Please Print)

X
Signature

AB Private Credit Investors Corporation | Subscription Documents	35

APPENDIX 3

Additional Representations with Respect to Investment by a Directed Trustee

If the person executing this Subscription Document is a directed trustee, then the person who directed the Investor’s investment in AB Private Credit Investors Corporation (the “Fund”), as the case may be, hereby represents and warrants that:

1.	he or she has directed the trustee of the Investor to execute this Subscription Document in the appropriate place;

2.	he or she has exclusive authority with respect to the decision to invest in the Fund;

3.	he or she has reviewed and directed the representations and warranties made by the Investor in this Subscription Document; and

4.	the representations and warranties made by the Investor in this Subscription Document are accurate and may be relied upon.

Signature
Print Name

Name and Address of Trustee and Contact Individual:

Account or other Reference Number:

AB Private Credit Investors Corporation | Subscription Documents	36

EXHIBIT A: CAPITAL CALL FUNDING & DISBURSEMENT AUTHORIZATION FORM

Overview & Instructions

•	As a convenience to clients who make capital commitments to certain private funds (each, a “Fund”) managed by AllianceBernstein L.P. (“AB”) or its affiliates and as required by certain vehicles[1], AB and Sanford C. Bernstein & Co., LLC (“SCB”) are providing an automatic payment service (“Automatic Funding Service” or the “Service”).

•	The Service has been designed to provide you with an easy and efficient way to transfer your committed capital when called, to mitigate any potential fees for wires or penalties for failing to meet a capital call (each, a “Capital Call”), and to allow each Fund to manage its portfolio more effectively.

•	You may use this Capital Call Funding & Disbursement Authorization Form (the “Form”) to enroll in the Service and to designate an account (the “Funding Account”) from which to source Capital Call payments.

•	The Funding Account may be any existing account with daily liquidity at AB and must maintain a balance of equal or greater value to your remaining capital commitments to the Funds for which you have enrolled in the Service.

•	AB, the Fund, or its agent will issue a Capital Call as described in the relevant Fund(s)’ offering materials. For investors enrolled in the Service, approximately 1-3 business days prior to the Capital Call due date, AB will automatically debit an amount equal to the Capital Call payment amount due from the Funding Account for credit to your capital account (“Investment Account”) in the Fund. If there are insufficient assets available to satisfy the Capital Call, a representative from our team may reach out to you.

•	Clients may also use this Form to specify a target account (“Disbursement Account”) for Distributions and Withdrawals or to change their Funding Account at any time.

•	To enroll in the Service and identify a Disbursement Account, please complete Sections 1-5 of this Form and return to your AB Advisor.

Section 1: Investment Account

The Account created by the attached Subscription Document is the AB Investment Account that will be used with your Funding Account and Disbursement Account elections below.

Section 2: Funding Account for Automatic Capital Call Payments (Optional for Certain Funds1)

To enroll in the Automatic Funding Service, please designate the Funding Account below from which to debit your Capital Calls:

AB Account Title:
AB Account Number:

[1]	AB Private Credit Investors Corporation (“BDC”) requires all investors to designate and maintain a Funding Account. This is an optional service for all other investments.

AB Private Credit Investors Corporation | Subscription Documents	37

Section 3: Disbursement Account

Please designate the Disbursement Account below to receive Distributions and Withdrawal proceeds:

1.	☐ Same as the Funding Account specified in Section 2 above (Default)

2.	☐ Another account at:

To send to your account at AB, please check “AB Bernstein” and complete only the last two rows below. To send to another account, please check “Other Institution,” then complete the six cells on the right in addition to the last two rows.

Your Account at:	☐ AB Bernstein	☐ Other Institution
Destination Bank:	JP Morgan Chase Bank
ABA Routing Number or BIC/ Swift:	021-000021

Branch City, State:	New York, NY 10004

Transfer Method	∎ Fedwire/ACH	☐ Fedwire/ACH ☐ CHIPS ☐ SWIFT

Recipient Institution:	Sanford C. Bernstein & Co.
Account Number:	066-641659

Recipient / For Credit to: (account title or subscriber name)
Account Number:

Section 4: Acknowledgement & Agreements

1. INVESTMENT ACCOUNT

I hereby enroll all account(s), designated as Investment Account(s) in Section 1, in the Service. Accordingly, I will refrain from wiring funds to meet Capital Calls for any Investment Accounts enrolled in this Service.

2. FUNDING ACCOUNT & AUTOMATIC CAPITAL CALL FUNDING AUTHORIZATION

I authorize AB and SCB to request and/or debit the payment out of my Funding Account, designated in Section 2 of this Form, in an amount set forth in my Capital Call notices approximately 1-3 business days before the payment is due. Upon receipt of the Capital Call amount from SCB, AB will credit my Investment Account(s), designated in Section 1, in order to fully satisfy each Capital Call.

The purpose of this Form is to facilitate my investment in one or more Funds. AB’s authority under this Form will be limited to instructing the custodian of my Funding Account to transfer cash to satisfy Capital Calls. I acknowledge that AB will have no authority to do anything with the debited amounts other than to satisfy the Capital Calls for which notice has been provided. I further acknowledge that only I will be able to change the Funding Account, Investment Account or Disbursement Account.

I agree to maintain a balance in my Funding Account that is equal or greater than my remaining capital commitment(s). In no event will I be required to contribute more than the total capital commitment(s) and additional amounts, if any, that I agreed to at the time of my commitment to the Fund(s). I acknowledge that the Funding Account may incur a negative or margin balance if there is insufficient cash to fulfill my Capital Calls. AB may sell securities to cover Capital Calls to be fulfilled by the Funding Accounts for which they have discretion.

If the Funding Account is deemed to be a third-party to the Investment Account(s), AB requires verbal confirmation from all authorized signatories of the Funding Account on a phone number of record. Once authenticated, AB will process my Service request.

AB Private Credit Investors Corporation | Subscription Documents	38

3. DISBURSEMENT ACCOUNT & DISTRIBUTION OF PROCEEDS

I authorize AB, SCB, the Fund, and its agents to credit cash proceeds from distributions and/or withdrawals (if any) from the Fund to the Disbursement Account, designated in Section 3.

4. RESPONSIBILITY, CHANGES, AND TERMINATION OF THE SERVICE

I confirm the information detailed herein is accurate and acknowledge that it is my responsibility to provide immediate notification to AB of any changes which impact this Service by submitting a new Form. I may revoke my participating in the Service at any time for Funds that do not require a Funding Account by submitting written instruction to AB. If I close my Funding Account or assign my interest in the Fund to another entity, I agree to notify AB beforehand by designating a new Funding Account or by terminating the Service.

This authorization is to remain in full force and effect until AB has received written notification from me of its change or termination (if permissible) and has had reasonable opportunity to act. AB may cancel my participation in the Service for any reason at any time by providing written notice. The Service will cease for any Investment Account upon its closing. I agree that AB will not be liable for any loss, liability, or expense for acting upon these instructions, except as required by applicable law. Business days are any day when US banks are open for business or as otherwise set forth in in the relevant Fund(s)’ offering materials. Debits scheduled on a weekend or banking holiday will be made on the next business day.

THE UNDERSIGNED AGREES TO NOTIFY THE AB REPRESENTATIVE PROMPTLY IN WRITING SHOULD THERE BE ANY CHANGE IN ANY OF THE FOREGOING INFORMATION.

Section 5: Signature Authorization

In witness, whereof, the undersigned have agreed to the terms herein by executing this Form as of the date(s) set forth below.

1. Funding Account & Disbursement Account Signatures:

All signatories on the designated Funding Account and Disbursement Account must sign below to authorize the automatic payment to satisfy Capital Call obligations.

No.	Signatory Name (print)	Title (if any)	Signature	Date
1

2

3

2. Investment Account(s) Signatures (if applicable):

If the Legal Name of the Investment Account(s) is different than the designated Funding Account and Disbursement Account, then the signatories of the Investment Account(s) must additionally sign below.

No.	Signatory Name (print)	Title (if any)	Signature	Date
1

2

3

AB Private Credit Investors Corporation | Subscription Documents	39

EXHIBIT B

TAX FORMS

For All Investors: Please complete Form W-9 or other such tax forms as requested by the Fund.

AB Private Credit Investors Corporation | Subscription Documents	40